[EXECUTION COPY]



                        CREDIT AGREEMENT


                              among


                   GEORGIA-PACIFIC CORPORATION


                    THE LENDERS NAMED HEREIN


                 BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION,
                            as Agent,


                               and


                      BA SECURITIES, INC.,
                           as Arranger




                         $1,500,000,000

                  Dated as of December 23, 1996

                        TABLE OF CONTENTS

                                                             Page
                                                             ----


                            ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS

1.01    Certain Defined Terms.................................  1
1.02    Computation of Time Periods........................... 15
1.03    Accounting Matters.................................... 15
1.04    Certain Terms......................................... 15

                           ARTICLE II
                 AMOUNTS AND TERMS OF THE LOANS

2.01    Committed Loans....................................... 16
2.02    Procedure for Committed Borrowings.................... 16
2.03    Bid Borrowings........................................ 17
2.04    Procedure for Bid Borrowings.......................... 17
2.05    Evidence of Indebtedness.............................. 20
2.06    Optional Reduction of the Commitments................. 21
2.07    Repayment............................................. 21
        (a)    The Committed Loans............................ 21
        (b)    The Bid Loans.................................. 21
2.08    Optional Prepayments.................................. 21
2.09    Interest.............................................. 22
2.10    Default Interest...................................... 23
2.11    Continuation and Conversion Elections for Committed
        Loans                                                  23



                                                             Page
                                                             ----


                           ARTICLE III
                      FEES; PAYMENTS; TAXES

3.01    Fees.................................................. 25
        (a)    Commitment Fee................................. 25
        (b)    Facility Fee................................... 25
        (c)    Agency Fee..................................... 26
3.02    Computation of Interest, Fees......................... 26
3.03    Payments by the Company............................... 26
3.04    Payments by the Lenders............................... 27
3.05    Taxes................................................. 28
3.06    Sharing of Payments, Etc.............................. 33

                           ARTICLE IV
                 CHANGES IN CIRCUMSTANCES; ETC.

4.01    Eurodollar Rate Protection............................ 35
4.02    Additional Interest on Eurodollar Loans............... 35
4.03    Increased Costs....................................... 35
4.04    Illegality............................................ 36
4.05    Capital Adequacy...................................... 36
4.06    Funding Losses........................................ 36
4.07    Funding; Certificates of Lenders...................... 38
4.08    Change of Lending Office; Limitation on Increased
        Costs                                                  38
4.09    Replacement of Lenders................................ 39

                            ARTICLE V
                 REPRESENTATIONS AND WARRANTIES

5.01    Corporate Existence; Compliance with Law.............. 40
5.02    Corporate Power; Authorization........................ 40
5.03    Enforceable Obligations............................... 41
5.04    Taxes................................................. 41
5.06    Litigation............................................ 42
5.07    Subsidiaries.......................................... 42
5.08    Liens................................................. 42
5.09    No Burdensome Restrictions; No Defaults............... 43
5.10    Investment Company Act; Public Utility Holding
        Company Act                                            43
5.11    Margin Regulations.................................... 43
5.12    Environmental Matters................................. 43
5.13    Labor Matters......................................... 45
5.14    ERISA Plans........................................... 45

                           ARTICLE VI
                       CONDITIONS PRECEDENT

6.01    Conditions Precedent to the First Loan................ 46
        (a)    Board Resolutions; Incumbency Certificates..... 46
        (b)    Articles of Incorporation; By-Laws and
               Good Standing                                   46
        (c)    Subsidiary Guaranty............................ 46
        (d)    Legal Opinion.................................. 46
        (e)    Termination of the 1993 Credit Agreement....... 47
6.02    Additional Conditions Precedent to the First Loan..... 47
        (a)    No Material Adverse Effect..................... 47
        (b)    Margin Regulations............................. 47
        (c)    Fees Costs and Expenses........................ 47
        (d)    Company Officer's Certificate.................. 47
6.03    Conditions Precedent to Each Committed Loan........... 47
        (a)    Notice of Borrowing............................ 47
        (b)    Accuracy of Representations; No Default; Etc... 47
        (c)    Other Assurances............................... 48
6.04    Conditions Precedent to Each Bid Borrowing............ 48
        (a)    Promissory Notes............................... 48
        (b)    Accuracy of Representations; No Default; Etc... 48

                           ARTICLE VII
                         AFFIRMATIVE COVENANTS

7.01    Application of Proceeds............................... 49
7.02    Compliance with Laws, Etc............................. 49
7.03    Payment of Taxes, Etc................................. 49
7.04    Maintenance of Insurance.............................. 49
7.05    Preservation of Corporate Existence, Etc.............. 49
7.06    Access................................................ 50
7.07    Keeping of Books...................................... 50
7.08    Maintenance of Properties, Etc........................ 50
7.09    Financial Statements.................................. 50
7.10    Reporting Requirements................................ 51
7.11    ERISA Plans........................................... 51
7.12    Environmental Compliance; Notice...................... 51

                          ARTICLE VIII
                       NEGATIVE COVENANTS

8.01    Liens, Etc............................................ 53
8.02    Sale-Leaseback Transactions........................... 55
8.03    Mergers, Etc.......................................... 56
8.04    Transactions with Affiliates.......................... 57
8.05    Accounting Changes.................................... 57
8.06    Margin Regulations.................................... 57
8.07    Negative Pledges, Etc................................. 57
8.08    Leverage Ratio........................................ 57

                           ARTICLE IX
                        EVENTS OF DEFAULT

9.01    Events of Default..................................... 58
        (a)    Non-Payment.................................... 58
        (b)    Representations and Warranties................. 58
        (c)    Specific Defaults.............................. 58
        (d)    Other Defaults................................. 58
        (e)    Default under Other Agreements................. 58
        (f)    Bankruptcy or Insolvency....................... 59
        (g)    Involuntary Proceedings........................ 59
        (h)    Monetary Judgments............................. 59
        (i)    Pension Plans.................................. 60
        (j)    Change in Control.............................. 60
        (k)    Impairment of Certain Documents................ 60
9.02    Remedies.............................................. 60



                            ARTICLE X
                            THE AGENT

10.01   Appointment........................................... 62
10.02   Delegation of Duties.................................. 62
10.03   Liability of Agent.................................... 62
10.04   Reliance by Agent..................................... 62
10.05   Notice of Default..................................... 63
10.06   Credit Decision....................................... 64
10.07   Indemnification....................................... 64
10.08   Agent in Individual Capacity.......................... 65
10.09   Successor Agent....................................... 65
10.10   The Arranger.......................................... 66

                           ARTICLE XI
                          MISCELLANEOUS

11.01   Notices, Etc.......................................... 67
11.02   Amendments, Etc....................................... 67
11.03   No Waiver; Remedies................................... 68
11.04   Costs and Expenses.................................... 68
11.05   Indemnity............................................. 69
11.06   Right of Set-off...................................... 70
11.07   Binding Effect........................................ 70
11.08   Assignments, Participations, Etc...................... 71
11.09   Confidentiality....................................... 73
11.10   Survival.............................................. 73
11.11   Severability.......................................... 74
11.12   Headings.............................................. 74
11.13   GOVERNING LAW......................................... 74
11.14   Execution in Counterparts............................. 74
11.15   ENTIRE AGREEMENT...................................... 74
11.16   WAIVER OF JURY TRIAL.................................. 74

Schedule            Description

1.01(a)             Commitments; Commitment Percentages
1.01(b)             Lending Offices
1.01(c)             Reference Banks
5.02(d)             Corporate Power; Authorizations
5.07                Subsidiaries
5.12                Environmental Matters
5.13                Labor Matters
5.14                ERISA
8.01                Existing Liens


                            EXHIBITS
                            --------


Exhibit             Description

2.02                Form of Notice of Borrowing
2.04                Form of Competitive Bid Request
2.05(b)             Form of Promissory Note (Committed Loans)
2.05(c)             Form of Promissory Note (Bid Loans)
2.11                Form of Notice of Conversion/Continuation
6.01(c)             Form of Subsidiary Guaranty
6.01(d)             Form of Opinion of Counsel for the Company
6.02(d)             Form of Officer's Closing Certificate
7.09                Form of Compliance Certificate
11.08               Form of Notice of Assignment


     This CREDIT AGREEMENT is entered into as of December 23, 1996 among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Company"), the various
                                                         -------

financial institutions that are, or may from time to time become, party hereto (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
      -------

Agent for the Lenders, and BA SECURITIES, INC., as Arranger.

     WHEREAS, the Company, certain of the Lenders and the Agent are party to the Credit Agreement dated as of June 30, 1993, as amended (the "1993 Credit
                                                             -----------
Agreement");
---------


     WHEREAS, the Company desires to terminate the commitments under the 1993 Credit Agreement and enter into a new credit facility to refinance previously outstanding obligations on different terms and conditions; and

     WHEREAS, the Company has obtained commitments from the Lenders, pursuant to which the Lenders are willing to make loans to the Company and to provide certain other credit facilities to the Company (including a competitive bid facility) in a maximum aggregate principal amount at any one time outstanding not to exceed $1,500,000,000, on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, the parties hereto agree as follows:

                            ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS
                --------------------------------

     I.01 Certain Defined Terms.  As used in this Agreement and in any Schedules
          ---------------------

and Exhibits to this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Reference Rate" means the fluctuating interest rate per annum
      -----------------------

equal to the higher of (a) the sum of the Federal Funds Rate plus 1/2% and (b)
                                                             ----

the rate of interest (the "Reference Rate") publicly announced from time to time
                           --------------

by Bank of America in San Francisco, California, as its reference rate. The Reference Rate is a rate set by Bank of America based upon various factors including Bank of America's cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Affiliate" means, with respect to any Person, any Subsidiary of such
      ---------

Person and any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any
Plan). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power:

          (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person; or

          (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     Notwithstanding the foregoing, neither Bowater Incorporated nor Great Northern Paper, Inc. shall be deemed to be an Affiliate of the Company or of any Subsidiary or any other Affiliate of the Company from and after the date of acquisition of Great Northern Paper, Inc. by Bowater Incorporated.

     "Agent" means Bank of America in its capacity as agent for the Lenders,
      -----

together with any successor thereto in such capacity.

     "Aggregate Commitments" means the aggregate amount of the Commitments of
      ---------------------

all the Lenders as in effect from time to time.

     "Agreement" means this Credit Agreement, as from time to time    amended,
      ---------

modified or supplemented.

     "Arranger" means BA Securities, Inc., in its capacity as Arranger hereof.
      --------

     "Assignee" means any bank which becomes a party to this Agreement pursuant
      --------

to Section 11.08.
   -------------

     "Available Commitments" means, at any time, the excess, if  any, of the
      ---------------------

Aggregate Commitments in effect at such time over the sum of (a) the aggregate principal amount of all Committed Loans then outstanding, plus (b) the aggregate
                                                          ----

principal amount of all  Bid Loans then outstanding plus (c) the aggregate
                                                    ----

principal amount of all 1993 Facility Bid Loans then outstanding.

     "Bank of America" means Bank of America National Trust and  Savings
      ---------------

Association, a national banking association.

     "Base Rate" has the meaning specified in Section 2.04(a)(iv).
      ---------                               -------------------


     "Base Rate Bid Loan" means any Bid Loan that bears interest at a rate
      ------------------

determined with reference to a Base Rate.

     "Bid Borrowing" means an extension of credit hereunder consisting of one or
      -------------

more Bid Loans made to the Company on the same day by one or more Lenders.

     "Bid Loan" means a Loan made by a Lender to the Company pursuant to Section
      --------                                                           -------

2.03 and may be a Base Rate Bid Loan or a Fixed Rate Bid Loan.
----

     "Borrowing" means a Bid Borrowing or a Committed Borrowing.
      ---------

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------

which commercial banks in New York City, New York, or San Francisco, California, are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Loan, means such a day on which dealings are carried on in the London interbank market.

     "CERCLA" means the Comprehensive Environmental Response Compensation and
      ------

Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------

Liability Information System List.

     "Closing Date" means the date on which all the conditions precedent set
      ------------

forth in Sections 6.01 and 6.02 shall have been satisfied or waived.
         -------------     ----

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----

otherwise modified from time to time.

     "Commitment" means for each Lender, as the context may require (a) the
      ----------

amount in dollars set forth in Schedule 1.01(a) opposite the name of such Lender
                               ----------------

under the heading "Commitments" or as otherwise set forth in any Notice of
                   -----------

Assignment, as such amount may be reduced pursuant to Section 2.06 or as a
                                                      ------------

result of one or more assignments pursuant to Section 11.08 or (b) the
                                              -------------

obligation of such Lender to extend credit to the Company hereunder in the amount specified in the immediately preceding clause (a).

     "Commitment Percentage" means, as to any Lender at any time, the percentage
      ---------------------

of the Aggregate Commitments represented by such Lender's Commitment at such time, as set forth in Schedule 1.01(a), as such percentage may be modified from
                      ----------------

time to time in accordance with Notices of Assignment delivered hereunder pursuant to Section 11.08.
            -------------

     "Committed Borrowing" means an extension of credit hereunder consisting of
      -------------------

Committed Loans of the same type made on the same day by the Lenders ratably according to their respective Commitment Percentages and, in the case of Eurodollar Loans, having the same Interest Periods.

     "Committed Loan" means a loan by a Lender to the Company pursuant to
      --------------

Section 2.01 and may be a Eurodollar Loan or a Reference Rate Loan, each of
------------

which shall be a "type" of Committed Loan.
                  ----


     "Company" has the meaning specified in the introduction to this Agreement.
      -------


     "Competitive Bid" means an offer by a Lender to make a Bid Loan in
      ---------------

accordance with Section 2.04(b).
                ---------------


     "Competitive Bid Request" has the meaning specified in Section 2.04(a).
      -----------------------                               ---------------


     "Contractual Obligation" means, with respect to any Person, any provision
      ----------------------

of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is subject.

     "Controlled Group" means all members of a controlled group of corporations
      ----------------

and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Debt Rating" means, on any date, the rating of the Company's senior
      -----------

unsecured long-term Indebtedness, as most recently publicly announced by Moody's and S&P, whichever is higher; provided, however, that if only one such rating is
                              --------  -------

available, the applicable interest rate or fee to be determined based on such rating shall be determined solely by reference to such one rating.

     "Default" means any event or condition which, with the giving of notice or
      -------

the lapse of time, or both, would become an Event of Default.

     "dollar" and "$" mean lawful money of the United States of America.
      ------

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------

laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----

amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Eurocurrency Liabilities" has the meaning assigned to that term in
      ------------------------

Regulation D of the Federal Reserve Board, as in effect from time to time.

     "Eurodollar Loan" means any Committed Loan that bears interest at a rate
      ---------------

determined with reference to LIBOR.

     "Eurodollar Reserve Percentage" means the maximum reserve percentage of any
      -----------------------------

Lender (expressed as a decimal) in effect on the date LIBOR for any Interest Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event of Default" has the meaning specified in Section 9.01.
      ----------------                               ------------

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly
      ------------------

statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective"). If
 --------

on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such
                                    ------------------------------

day under the caption "Federal Funds Effective Rate".

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
      ---------------------

System.

     "Fee Letter" means the letter agreement dated the Closing Date between the
      ----------

Company and Bank of America regarding the payment of certain fees.

     "Fixed Rate" means a fixed annual percentage rate.
      ----------

     "Fixed Rate Bid Loan" means any Bid Loan that bears interest determined
      -------------------

with reference to a Fixed Rate.

     "Form 1001" has the meaning specified in Section 3.05(f)(i)(B).
      ---------                               ---------------------


     "Form 4224" has the meaning specified in Section 3.05(f)(i)(A).
      ---------                               ---------------------


     "Form W-8" has the meaning specified in Section 3.05(f)(i)(B).
      --------                               ---------------------


     "Form W-9" has the meaning specified in Section 3.05(f)(i)(A).
      --------                               ---------------------


     "Funded Indebtedness" means, for any day, the sum of (i) all Indebtedness
      -------------------

for Borrowed Money of the Company and its consolidated Subsidiaries outstanding on such day plus (ii) the aggregate capital invested as of such day by Persons
            ----

other than the Company and its consolidated Subsidiaries in receivables and other accounts sold to such Persons by the Company and its consolidated Subsidiaries, excluding receivables and other accounts sold in connection with the sale of a business or the sale of the assets and/or operations generating such receivables and other accounts.

     "GAAP" means, as of any date of determination, generally accepted
      ----

accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) or in such other statements by such other entity as may be in general use by significant segments of the accounting profession.

     "Governmental Authority" means any nation or government, any federal,
      ----------------------

state, local or other political subdivision thereof and any central bank thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means:
      ------------------

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to
                                          -- ---
     time;

          (c) any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Indebtedness" of any Person means, without duplication, the consolidated
      ------------

Indebtedness for Borrowed Money of such Person and guaranties of indebtedness of others provided by such Person, all as determined in accordance with GAAP consistent with the accounting principles applied in the preparation of the financial statements referred to in Section 5.05(a).
                                    ---------------

     "Indebtedness for Borrowed Money" of any Person means, without duplication,
      -------------------------------


          (a) all indebtedness of such Person for borrowed money;

          (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services other than bank overdrafts and trade accounts payable arising in the ordinary course of business consistent with past practices;

          (c) all obligations of such Person evidenced by notes, bonds, debentures, commercial paper or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

          (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or creditor under such agreement in the event of default are limited to repossession or sale of such property);

          (e) all rental obligations of such Person under leases capitalized under GAAP as disclosed in the financial statements delivered pursuant to
     Section 7.09; and
     ------------


          (f) all indebtedness of such Person or of others referred to in paragraphs (a) through (e) above secured by (or for which the holder of
     --------------         ---

     such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

     "Indemnified Party" has the meaning specified in Section 11.05(a).
      -----------------                               ----------------


     "Interest Expense" means, for any period, (a) the total interest expense of
      ----------------

the Company and its consolidated Subsidiaries for such period minus (b) the
                                                              -----

total interest income of the Company and its consolidated Subsidiaries for such period plus (c) the "cost of receivables sold" for such period as reflected in
       ----

the income statements delivered pursuant to Section 7.09.
                                            ------------


     "Interest Payment Date" means (a) (i) with respect to any Eurodollar Loan,
      ---------------------

the last day of each Interest Period applicable to such Eurodollar Loan and, with respect to any Interest Period of six months' duration, the date which falls three months after the beginning of such Interest Period, and (ii) with respect to any Reference Rate Loan, the last Business Day of each calendar quarter and (b) with respect to any Bid Loan, the maturity date or dates specified by the Company in the relevant Competitive Bid Request.

     "Interest Period" means, with respect to any Eurodollar Loan, the period
      ---------------

commencing on the Business Day such Eurodollar Loan is disbursed or continued as a Eurodollar Loan or on the date on which a Reference Rate Loan or any portion thereof is converted into a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:
                                                --------
          (a) in the case of the continuation of a Eurodollar Loan pursuant to
     Section 2.11, the Interest Period applicable after the continuation of such
     ------------

     Loan shall commence on the last day of the preceding Interest Period;

          (b) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (d) no Interest Period for any Eurodollar Loan shall extend beyond the Termination Date.

     "Interest Rate Contracts" means interest rate cap agreements, interest rate
      -----------------------

swap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Investments" means all investments, whether by acquisition of stock or
      -----------

indebtedness, or by loan, advance, transfer of property, capital contribution or otherwise.

     "Investments in Unrestricted Subsidiaries" means Investments made by the
      ----------------------------------------

Company or by any Restricted Subsidiary in Unrestricted Subsidiaries, net of Investments made by Unrestricted Subsidiaries in the Company or any Restricted Subsidiary. If any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall, at the time it becomes a Restricted Subsidiary, have any Investments in an Unrestricted Subsidiary, such Investments shall be deemed to be Investments made by the Company in such Unrestricted Subsidiary at the time such corporation becomes a Restricted Subsidiary, in the amount at which such Investments are then carried on the books of such corporation. If any corporation shall become an Unrestricted Subsidiary after the date of this Agreement, the Investments of the Company and its Restricted Subsidiaries in such corporation shall be deemed to be Investments made at the time such corporation becomes an Unrestricted Subsidiary, in the amount at which such Investments are then carried on the books of the Company and its Restricted Subsidiaries.

     "Lender" has the meaning specified in the introduction to this Agreement
      ------

and includes each Lender listed on the signature pages hereof and each Assignee.

     "Lending Office" means, with respect to any Lender, (a) in the case of a
      --------------

Committed Loan, the office or offices of such Lender specified as its "Domestic
                                                                       --------

Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its
--------------      -------------------------

name in Schedule 1.01(b) or in the applicable Notice of Assignment, or such
        ----------------

other office or offices of such Lender as such Lender may from time to time specify to the Company and the Agent and (b) in the case of a Bid Loan, the office of such Lender notified by such Lender to the Company as its Lending Office with respect to such Bid Loan or, if such Lender fails to so notify the Company, such Lender's Domestic Lending Office.

     "LIBOR" means, for any Interest Period, the rate of interest per annum
      -----

determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in an amount approximately equal to the amount of the Committed Loan to be made or continued as, or converted into, a Eurodollar Loan by such Reference Bank and having a maturity equal to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period. If one of the Reference Banks shall be unable or shall otherwise fail to notify the Agent of such a rate, LIBOR shall be determined on the basis of the rates as notified by the remaining Reference Banks.

     "Lien" means any mortgage, security interest, pledge or lien.
      ----


     "Loan" means a loan by a Lender to the Company pursuant to Article II and
      ----                                                      ----------

may be a Committed Loan or a Bid Loan.

     "Loan Documents" means this Agreement, the Subsidiary Guaranty and any
      --------------

promissory note issued pursuant hereto.

     "Loan Parties" means, collectively, the Company and each other Person
      ------------

(other than the Agent and the Lenders) who is a party to a Loan Document.

     "Material Adverse Effect" means, with respect to any event, act, condition
      -----------------------

or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Company and its Subsidiaries taken as a whole or (b) the legality, validity or enforceability of any Loan Document.

     "Measurement Period" means a period consisting of four consecutive fiscal
      ------------------

quarters of the Company and ending on the last day of the most recently completed fiscal quarter of the Company.

     "Moody's" means Moody's Investors Services, Inc. or any successor to the
      -------

rating agency business thereof.

     "Net Tangible Assets" means, at any date, the aggregate amount of assets,
      -------------------

including the amount of any receivables or other accounts of the Company and its Subsidiaries sold in connection with any receivables sale transaction (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, (b) any item representing Investments in Unrestricted Subsidiaries and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all of the foregoing as set forth on the then most recent consolidated balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

     "Net Worth" means, at any date, the excess of Total Assets at such date
      ---------

over Total Liabilities at such date.

     "1993 Credit Agreement" has the meaning specified in the first recital of
      ---------------------

this Agreement.

     "1993 Facility Bid Loan" means any bid loan of any Lender outstanding under
      ----------------------

the 1993 Credit Agreement on the Closing Date.

     "Notice of Assignment" has the meaning specified in Section 11.08(b).
      --------------------                               ----------------


     "Notice of Borrowing" has the meaning specified in Section 2.02(a).
      -------------------                               ---------------

     "Notice of Conversion/Continuation" has the meaning specified in Section
      ---------------------------------                               -------

2.11(b).
-------

     "Obligations" means all Loans and other Indebtedness (including all 1993
      -----------

Facility Bid Loans), advances, debts, liabilities, obligations, covenants and duties owing by the Company, or any other Loan Party to any Lender, the Agent, any Affiliate of any Lender or the Agent or any Indemnified Party, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, but in each case only as arising under or in connection with this Agreement or under or in connection with any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes all interest, charges, expenses, fees,
          -----------

attorneys' fees and disbursements (including the allocated cost of in-house counsel) and any other sum chargeable to the Company, or any other Loan Party under or in connection with this Agreement or any other Loan Document.

     "Operating Cash Flow" means, for any Measurement Period, the sum of the
      -------------------

Company's
               (i) consolidated "income from operations before unusual items and income taxes" for such period plus
          ----


               (ii) Interest Expense for such period to the extent deducted in calculating "income from operations before unusual items and income taxes" for such period plus
          ----

               (iii) the sum of the amounts reflected as components of consolidated "items in net income not affecting cash" (other than "deferred income taxes") for such period to the extent such amounts shall have been used in calculating "income from operations before unusual items and income taxes" for such period, where the term "income from operations before unusual items and income taxes"
          shall have the meaning given such term as reflected in the Company's statements of income, and the terms "items in net income not affecting cash" and "deferred income taxes" shall have the respective meanings given those terms as reflected in the statements of cash flows, in each case,
          referred to in Section 5.05(a) according to GAAP consistent with the
                         ---------------

     accounting principles applied in the preparation of such financial statements.

     "Other Taxes" has the meaning specified in Section 3.05(b).
      -----------                               ---------------

     "Participant" has the meaning specified in Section 11.08(d).
      -----------                               ----------------

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----

succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section
      ------------           ------------

3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade, or business that is, along with the Company, a member of its Controlled Group, may have liability, including a reasonable possibility of liability due to having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Permitted Liens" means the Liens permitted or required by Section 8.01.
      ---------------                                           ------------


     "Person" means an individual, partnership, corporation (including a
      ------

business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means each Pension Plan or Welfare Plan, and any other employee
      ----

benefit plan (within the meaning of Section 3(3) of ERISA) sponsored or maintained by the Company or any Subsidiary of the Company.

     "Principal Property" means any mill, manufacturing plant, manufacturing
      ------------------

facility or timberlands, owned by the Company and/or one or more Restricted Subsidiaries and located within the continental United States of America; provided, however, that the term "Principal Property" shall not include (a) any
-----------------                 ------------------

such mill, plant, facility or timberlands or portion thereof (i) which is financed by obligations issued by a State, a Territory or a possession of the United States of America or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) (but only if by reason of Section 103(b)(4)(E) or (F)) of the Internal Revenue Code of 1954, as amended (or any predecessor or successor to such provision) as in effect at the time of the issuance of such obligations, or (ii) which in the opinion of the Company's Board of Directors is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries, considered as a whole; or (b) any timberlands designated by the Company's Board of Directors as being held primarily for development and/or sale rather than for the production of timber; or (c) any minerals or mineral rights.

     "Principal Subsidiary" means each of Great Northern Nekoosa Corporation, a
      --------------------

Maine corporation; Brunswick Pulp & Paper Company, a Delaware corporation; Georgia-Pacific West, Inc., an Oregon corporation; G-P Gypsum Corporation, a Delaware corporation; Leaf River Forest Products, Inc., a Delaware corporation; Nekoosa Packaging Corporation, a Delaware corporation, and Nekoosa Papers Inc., a Wisconsin corporation.

     "Reference Banks" means those financial institutions identified in Schedule
      ---------------                                                   --------

1.01(c).
-------


     "Reference Rate" has the meaning specified in the definition of Adjusted
      --------------

Reference Rate.

     "Reference Rate Loan" means any Loan that bears interest at a rate
      -------------------

determined with reference to the Adjusted Reference Rate.

     "Release" means a "release", as such term is defined in CERCLA.
      -------           -------


     "Replacement Lender" has the meaning specified in Section 4.09.
      ------------------                               ------------


     "Required Lenders" means at any time Lenders having 51% or more of the
      ----------------

Commitments and, if the Commitments have been terminated, Lenders holding 51% or more of the then aggregate unpaid principal amount of the Loans made by the Lenders.

     "Requirement of Law" means, as to any Person, the charter and by-laws or
      ------------------

other organization or governing documents of such Person, and any law, rule or regulation including the requirements of Environmental Laws and ERISA, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations G, T, U and X of the Federal Reserve Board or any order, decree or other determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, the Chief
      -------------------

Executive Officer, the President, any Vice-Chairman or any of the Vice Presidents or the Treasurer of such Person or, with respect to financial matters, the Chief Financial Officer, the Exeuctive Vice President-Finance and Chief Financial Officer or the Vice President and Treasurer of such Person.

     "Restricted Subsidiary" means any Subsidiary of the Company (a)
      ---------------------

substantially all of the property of which is located within the continental United States of America and (b) which itself, or with the Company and/or one or more other Restricted Subsidiaries, owns a Principal Property.


     "Sale-Leaseback Transaction" has the meaning specified in Section 8.02.
      --------------------------                               ------------


     "S&P" means Standard & Poor's or any successor to the rating agency
      ---

business thereof.

     "Subsidiary" means, with respect to any Person, any corporation of which
      ----------

more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or others performing a comparable function) of such corporation is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Guaranty" has the meaning specified in Section 6.01(c).
      -------------------                               ---------------


     "Taxes" has the meaning specified in Section 3.05(a).
      -----                               ---------------

     "Termination Date" means December 21, 2001.

     "Total Assets" means, at any date, without duplication, the total
      ------------

consolidated assets of the Company and its Subsidiaries, as determined in accordance with GAAP.

     "Total Liabilities" means, at any date, without duplication, the total
      -----------------

consolidated liabilities of the Company and its Subsidiaries, determined in accordance with GAAP.

     "Unrestricted Subsidiary" means any Subsidiary of the Company other than a
      -----------------------

Restricted Subsidiary.

     "Value" means, with respect to a Sale-Leaseback Transaction, as of any
      -----

particular time, the amount equal to the greater of (a) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction or (b) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.


     "Welfare Plan" means a "welfare plan", as such term is defined in Section
      ------------           ------------

(3)(1) of ERISA.

     I.02 Computation of Time Periods.  In this Agreement, in the computation of
          ---------------------------

periods of time from a specified date to a later specified date, the word "from"
                                                                           ----

means "from and including" and the words "to" and "until" each means "to but
       ------------------                 --       -----              ------

excluding".
---------


     I.03 Accounting Matters.  All accounting terms not specifically defined
          ------------------

herein shall be construed in accordance with GAAP, and all financial statements referred to in Sections 7.09(a) and (b) shall be prepared in accordance with
               ----------------

GAAP; provided, however, that all computations determining compliance with
      --------  -------

Article VIII shall use accounting principles consistent with those applied in
------------

the preparation of the financial statements of the Company referred to in
Section 5.05(a).  The parties hereto agree that to the extent that any change in
---------------

GAAP affects the calculation of the financial covenant contained herein, the Agent (at the direction of the Required Lenders) and the Company shall negotiate in good faith to amend such financial covenant to account for such changes in GAAP.

     I.04 Certain Terms. The words "herein", "hereof" and "here-under" and other
          -------------             ------    ------       ----------

words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended or supplemented, and not to any particular Article, Section, paragraph or clause in this Agreement. The word "including" when used herein is not intended to be
                           ---------

exclusive and means "including, without limitation".  References herein to an
                     -----------------------------

Article, Section, paragraph or clause shall refer to the appropriate Article, Section, paragraph or clause in this Agreement.

                           ARTICLE II
                 AMOUNTS AND TERMS OF THE LOANS
                 ------------------------------


     II.01     Committed Loans.  Each Lender severally agrees, on the terms and
               ---------------

subject to the conditions hereinafter set forth, to make one or more Committed Loans to the Company on any Business Day during the period commencing on the Closing Date and ending on the Business Day next preceding the Termination Date in an aggregate principal amount at any time outstanding which does not exceed such Lender's Commitment; provided, however, that after giving effect to any
                          --------  -------

Committed Borrowing, (a) the aggregate principal amount of all Committed Loans then outstanding plus (b) the aggregate principal amount of all Bid Loans then
                 ----

outstanding plus (c) the aggregate principal amount of all 1993 Facility Bid
            ----

Loans then outstanding shall not exceed the Aggregate Commitments. Any principal amount of the Committed Loans which is repaid or prepaid by the Company may be reborrowed within the limitations set forth in this Section 2.01.
                                                                   ------------


     II.02          Procedure for Committed Borrowings.
                    ----------------------------------

     (a) Each Committed Borrowing shall be made on notice, delivered by the Company to the Agent not later than 12:00 noon (New York City time) at least (i) four Business Days prior to the date of such proposed Borrowing, in the case of Eurodollar Loans, and (ii) one Business Day prior to the date of such proposed Borrowing, in the case of Reference Rate Loans. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be irrevocable and shall be by
              -------------------

facsimile or telex, in substantially the form of Exhibit 2.02, specifying
                                                 ------------

therein:

          (i)  the date of such Borrowing, which shall be a Business Day;

          (ii) the amount of such Borrowing which, in the case of a Borrowing of Eurodollar Loans, shall be in the amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof and, in the case of a Borrowing of Reference Rate Loans, shall be in the amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and shall not, in any case, exceed the Available Commitments on the date such Borrowing is made (after giving effect to each payment and prepayment made on such date);

          (iii) whether such Borrowing is to be comprised of Eurodollar Loans or Reference Rate Loans; and

          (iv) if such Borrowing is to be comprised of Eurodollar Loans, the duration of the initial Interest Period applicable to such Loans.

If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any Committed Borrowing comprised of Eurodollar Loans, such Interest Period shall be one month.


     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender thereof and of the amount of such Lender's share of such Borrowing determined on the basis of such Lender's Commitment Percentage. Each Lender shall make available to the Agent the amount of its ratable share of such Borrowing in the manner and at the time set forth in Section 3.04(a).
                                                     ---------------


     (c) After giving effect to any Committed Borrowing, there shall not be more than seven different Interest Periods in effect.

     (d)  Unless any applicable condition specified in Article VI has not been
                                                       ----------

satisfied or waived, the Agent will make the funds received from the Lenders promptly available to the Company by crediting the account of the Company on the books of Bank of America, or such other account as shall have been specified by the Company, with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

     II.03          Bid Borrowings.  In addition to Committed Borrowings
                    --------------

pursuant to Section 2.01, each Lender severally agrees that the Company may, as
            ------------

set forth in Section 2.04, from time to time on any Business Day during the
             ------------

period commencing on the Closing Date and ending on the Business Day next preceding the Termination Date request the Lenders to submit offers to make Bid Loans to the Company; provided, however, that the Lenders may, but shall have no
                      --------  -------

obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time
                                           --------  -------

shall (a)(i) the aggregate principal amount of all Bid Loans made by all Lenders then outstanding plus (ii) the aggregate principal amount of all Committed Loans
                 ----

then outstanding plus (iii) the aggregate principal amount of all 1993 Facility
                 ----

Bid Loans then outstanding exceed (b) the Aggregate Commitments.

     II.04          Procedure for Bid Borrowings.
                    ----------------------------

     (a) The Company may request a Bid Borrowing hereunder by delivering to the Agent by facsimile or telex not later than 11:00 a.m. (New York City time) at least (i) four Business Days prior to the date of the proposed Borrowing, in the case of a request for Base Rate Bid Loans, and (ii) two Business Days (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, one Business Day) prior to the date of the proposed Bid Borrowing in the case of a request for Fixed Rate Bid Loans, a solicitation for Bid Loans (a "Competitive Bid Request"), in substantially the form of
                  -----------------------

Exhibit 2.04 specifying therein:
------------


          (i)  the date of such Bid Borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall not, in any case, exceed the Available Commitments on the date such proposed Borrowing is made (after giving effect to each payment and prepayment made on such date);

          (iii) the maturity date or dates for the partial or complete repayment of each Bid Loan to be made as part of such Bid Borrowing (none of which shall occur after the Termination Date) and, in the case of each partial repayment, the amount thereof;

          (iv) whether the Bid Loans requested are Base Rate Bid Loans or Fixed Rate Bid Loans and, in the case of Base Rate Bid Loans, the basis of calculation of such interest rate (the "Base Rate") to be used by the
                                             ---------

     Lenders in determining the rate or rates of interest to be offered by them; and

          (v) any other terms to be applicable to such Bid Borrowing (including the extent to which terms similar to Section 3.05 shall be applicable to
                                          ------------

     such Bid Borrowing).

The Agent shall promptly notify each Lender of its receipt of a Competitive Bid Request by sending such Lender by facsimile or telex a copy of such Competitive Bid Request.

     (b) (i) Each Lender may, in response to a Competitive Bid Request, at its option, irrevocably submit a Competitive Bid containing an offer to make one or more Bid Loans at a rate or rates of interest specified by such Lender in its sole discretion. Each Competitive Bid must be submitted to the Company before 10:00 a.m. (New York City time) (i) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Base Rate Bid Loans, and (ii) one Business Day prior to the date of the proposed Bid Borrowing (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, on the date of such proposed Borrowing), in the case of a request for Fixed Rate Bid Loans.

          (ii) Each Competitive Bid (which shall be by telephone, promptly confirmed in writing) shall specify:

               (A) the minimum amount of each Bid Loan for which such Competitive Bid is being made (which shall be at least $5,000,000) and the maximum amount thereof (which may exceed such Lender's Commitment);

               (B) the rate or rates of interest per annum offered for each Bid Loan, which, in the case of a Base Rate Bid Loan, shall be expressed as a margin to be added to, or subtracted from, the Base Rate specified by the Company in its Bid Request; and

               (C)  the applicable Lending Office of the quoting Lender.

     (iii)  Any Competitive Bid may be disregarded if it:

               (A)  does not specify all of the information required by clause
                                                                        ------

          (ii) above;
          ----


               (B)  contains qualifying, conditional or similar language;

               (C) proposes terms other than, or in addition to, those set forth in the applicable Competitive Bid Request; or

               (D)  arrives after the time set forth in clause (i) above.
                                                        ----------


     (c) Not later than 11:00 a.m. (New York City time) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a Borrowing of Base Rate Bid Loans, and 11:00 a.m. (New York City time) one Business Day prior to the date of the proposed Bid Borrowing (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, on the date of such proposed Borrowing), in the case of a Borrowing of Fixed Rate Bid Loans, the Company shall either

          (i) cancel such Bid Borrowing by giving the Agent and the Lenders notice thereof (which notice may be given by telephone and confirmed in writing by facsimile) or

          (ii) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (b) above, in its sole discretion, by giving notice
                 -------------

     (which notice may be given by telephone, confirmed in writing by facsimile) to such Lenders of the amount of each Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by such Lender for such Bid Loan pursuant to paragraph (b) above) to be made by each such Lender as part of
                 -------------

     such Bid Borrowing, and reject any remaining offers made by giving the Lenders notice (which notice may be given by telephone, confirmed in writing by facsimile) to that effect; provided, however, that to the extent
                                           --------  -------

     that the Company elects to accept one or more Competitive Bids submitted by Lenders for a given Interest Period, the Company shall accept such Competitive Bids on the basis of ascending interest rates; and, provided, further, that in the event the Company does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to clause (i)
                                                                 ----------

     above or accept one or more of the offers pursuant to this clause (ii),
                                                                -----------

     such Bid Borrowing shall be deemed cancelled and provided, further, that in
                                                      --------  -------

     the event the Company accepts one or more of the offers pursuant to this clause (ii) but does not expressly reject the remaining offers, such offers
     -----------

     shall be deemed rejected. The Company shall promptly notify the Agent of the date and amount of any proposed Bid Borrowing.

     (d)  For purposes of Sections 2.01, 2.06 and 3.01(a), each outstanding Bid
                          -------------------     -------

Loan (and until repayment in full thereof, each 1993 Facility Bid Loan) shall be deemed to utilize the Commitment of each Lender, whether or not such Lender has made such Bid Loan, by an amount equal to such Lender's Commitment Percentage times the amount of such Bid Loan (or 1993 Facility Bid Loan).

     (e) The rights of any lender under the 1993 Credit Agreement which is also a Lender under this Agreement and which has made 1993 Facility Bid Loans that are outstanding on the Closing Date shall terminate on the Closing Date and such Lender shall have the same rights with respect to its 1993 Facility Bid Loans as if such 1993 Facility Bid Loans were Bid Loans made hereunder.

     II.05     Evidence of Indebtedness.
               ------------------------


     (a) Each Lender, with respect to amounts payable to it hereunder, and the Agent, with respect to all amounts payable hereunder in respect of Committed Borrowings, shall maintain on its books in accordance with its usual practice, loan accounts and control accounts, respectively, setting forth each Committed Loan and, in the case of each Lender having made a Bid Loan, each such Bid Loan, the applicable interest rate and the amounts of principal, interest and other sums paid and payable by the Company from time to time hereunder with respect thereto; provided, however, that the failure by any Lender to record any such
         --------  -------

amount on its books shall not affect the obligations of the Company with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable hereunder, the entries in each such account shall be prima facie evidence of such amount, absent manifest error. In case of any discrepancy between the entries in the Agent's books and any Lender's books, such Lender's books shall be considered correct in the absence of manifest error

     (b) Notwithstanding the foregoing, if any Lender shall so request for purposes of Section 11.08(a)(iii), the obligation to repay the Committed Loans
            ---------------------

shall also be evidenced by a promissory note in the form of Exhibit 2.05(b).
                                                            ---------------


     (c) The obligation to repay a Bid Loan shall also, if so requested by the Lender making such Bid Loan in its Competitive Bid, be evidenced by a promissory note in the form of Exhibit 2.05(c).
                    ---------------

     II.06          Optional Reduction of the Commitments.  The Company shall
                    -------------------------------------

have the right, upon at least four Business Days' prior notice to the Agent (which notice shall be irrevocable), at any time permanently to terminate the remaining Commitments in whole or reduce ratably in part the unused portions of the Commitments of the Lenders; provided, however, that each partial reduction
                                --------  -------

shall be in the aggregate amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof. The Agent shall promptly notify each Lender of its receipt of any notice under this Section 2.06.
                                     ------------


     II.07          Repayment.
                    ---------


     (a)  The Committed Loans.  The Company agrees to repay to the Agent for the
          -------------------

account of the Lenders, the outstanding principal amount of all Committed Loans on the Termination Date.

     (b)  The Bid Loans.  The Company agrees to repay to each Lender which has
          -------------

made a Bid Loan on the maturity date of such Bid Loan (as each such maturity date shall have been specified by the Company in the applicable Competitive Bid Request pursuant to Section 2.04(a)(iii)) the unpaid principal amount of such
                    ---------------------

Bid Loan then due and payable (each such amount being as specified for such date in such Competitive Bid Request pursuant to Section 2.04(a)(iii)).
                                            --------------------

     II.08          Optional Prepayments.
                    --------------------


     (a)  Subject to Section 4.06(a), the Company may, upon (i) at least four
                     ---------------

Business Days' prior notice to the Agent, in the case of a prepayment of Eurodollar Loans, and (ii) at least one Business Day's prior notice to the Agent, in the case of a prepayment of Reference Rate Loans, stating the proposed date and aggregate principal amount of the prepayment, prepay, ratably among the Lenders in accordance with their Commitment Percentages, the outstanding principal amount of the Committed Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

     (b) Each partial prepayment of Committed Loans shall, in the case of Eurodollar Loans, be in the aggregate principal amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof, and, in the case of Reference Rate Loans, be in the aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof; provided, however, that, if
                                                   --------  -------

the aggregate amount of Eurodollar Loans comprised in the same Committed Borrowing would be reduced as a result of any voluntary prepayment to an amount less than $20,000,000, such Eurodollar Loans shall automatically convert into Reference Rate Loans on the last day of the then current Interest Period.

     (c) If a notice of prepayment is given, such notice shall be irrevocable and the principal amount stated in such notice, together with accrued interest thereon and any amount payable pursuant to Section 4.06(a), shall be due and
                                           ---------------

payable on the date specified in such notice. The Agent shall promptly notify each Lender of its receipt of any notice of prepayment under this Section 2.08.
                                                                  ------------


     (d)  Bid Loans may not be prepaid.

     II.09          Interest.
                    --------


     (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company, as set forth in its Notice of Borrowing or in its Notice of Conversion/Continuation,

          (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Adjusted Reference Rate; or

          (ii) if such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of (A) LIBOR plus (B) the applicable margin, as follows:
                          ----

          Debt Rating                        Applicable Margin
          -----------                        -----------------

          on
        Moody's                  S&P            Eurodollar Loans
        -------                  ---            ----------------


     Baal or higher or   BBB+ or higher           0.2275%
                    --

     Baa2           or   BBB                      0.2625%
                    --

     Baa3           or   BBB-                     0.3025%
                    --

     Bal            or   BB+                      0.4650%
                    --

     Ba2 or lower   and  BB or lower              0.6250%
                    ---



     provided, however, that if at any time no Debt Rating is available, the
     -----------------

applicable margin shall be 0.6250%.

     (b) Any change in the applicable margin due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the applicable Debt Rating and shall apply to all Eurodollar Loans that are outstanding at any time during the period commencing on the effective date of such change in applicable Debt Rating and ending on the date immediately preceding the effective date of the next such change in applicable Debt Rating.

     (c) Accrued interest shall be paid on each Interest Payment Date (and, after maturity, on demand), on the date of repayment or prepayment of any Committed Loan on the amount repaid or prepaid and, in the case of any Reference Rate Loan, on each date such Loan is converted into a Eurodollar Loan.

     (d) The Company shall pay to each Lender which has made a Bid Loan interest on the unpaid principal amount of such Bid Loan from the date when made until paid in full, on each Interest Payment Date (and, after maturity, on demand), at the rate of interest specified by such Lender in its Competitive Bid pursuant to Section 2.04(b)(ii)(B).
            ----------------------


     II.10          Default Interest.  During the continuation of any Event of
                    ----------------

Default pursuant to Section 9.01(a), the Company shall pay interest (after as
                    ---------------

well as before judgment to the extent permitted by law) on the principal amount of all Committed Loans outstanding and on all other Obligations of the Company due and unpaid (other than Bid Loans), at a rate per annum which is determined by increasing the interest rate then in effect by 2% per annum for the principal amount of the Eurodollar Loans outstanding and at a rate per annum equal to the Adjusted Reference Rate plus 2% for any other Obligation due hereunder (other than Bid Loans).

     II.11          Continuation and Conversion Elections for Committed Loans.
                    ---------------------------------------------------------


     (a)  The Company may upon irrevocable written notice to the Agent:

          (i) elect to convert, on any Business Day, all or any portion of outstanding Reference Rate Loans (in the aggregate amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof) into Eurodollar Loans;

          (ii) elect to convert, on the last day of any Interest Period therefor, all or any portion of outstanding Eurodollar Loans comprising the same Borrowing (in the aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof) into Reference Rate Loans; or

          (iii) elect to continue, on the last day of any Interest Period therefor, any Eurodollar Loans;

provided, however, that if the aggregate amount of outstanding Eurodollar Loans
--------  -------

comprised in the same Borrowing would be reduced as a result of any conversion of part thereof to Reference Rate Loans to an amount less than $20,000,000, such Eurodollar Loans shall automatically convert into Reference Rate Loans on the last day of the Interest Period on which such conversion occurs.

     (b) The Company shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit 2.11,
 ---------------------------------                                 ------------

to the Agent not later than 12:00 noon (New York City time) (i) four Business Days prior to the proposed date of conversion or continuation, if the Committed Loans or any portion thereof are to be converted into or continued as Eurodollar Loans, and (ii) one Business Day prior to the proposed date of conversion, if the Committed Loans or any portion thereof are to be converted into Reference Rate Loans.

Each such Notice of Conversion/Continuation shall be irrevocable and shall be made by facsimile or telex, specifying therein:

          (i)  the proposed date of conversion or continuation;

          (ii) the aggregate amount of Committed Loans to be converted or continued; and

          (iii) the duration of the applicable Interest Period if such Committed Loans are Eurodollar Loans.

     (c) If, on the fourth Business Day prior to the expiration of any Interest Period applicable to Eurodollar Loans, the Company shall have failed to select a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Reference Rate Loans effective as of the last day of such Interest Period.

     (d) Upon receipt of a Notice of Conversion/Continuation, the Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made ratably among the Lenders based on their Commitment Percentages of the Committed Loans with respect to which such notice was given.

     (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Committed Loans, there shall not be more than seven different Interest Periods for Committed Loans in effect.


                           ARTICLE III
                      FEES; PAYMENTS; TAXES
                      ---------------------


     III.01    Fees.
               ----


      (a) Commitment Fee.
          --------------


          (i) The Company agrees to pay to the Agent for the account of each Lender, a commitment fee on the average daily unused portion of such Lender's Commitment from the Closing Date until the Termination Date at a rate per annum as follows:

          Debt Rating
          -----------


     Moody's                  S&P            Commitment Fee
     -------                  ---            --------------


     Baal or higher or   BBB+ or higher           0.0525%
                    --

     Baa2           or   BBB                      0.0625%
                    --

     Baa3           or   BBB-                     0.0725%
                    --

     Bal            or   BB+                      0.0850%
                    --

     Ba2 or lower   and  BB or lower              0.125%
                    ---


     provided, however, that if at any time no Debt Rating is available, the
     -----------------

     commitment fee shall be 0.125% per annum.

          (ii) The commitment fee shall be payable (A) quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending on March 31, 1997, (B) on any date of reduction or termination of the Commitments and (C) on the Termination Date.

      (b) Facility Fee.
          ------------


          (i) The Company agrees to pay to the Agent for the account of each Lender, a facility fee from the Closing Date until the Termination Date at a rate per annum times the Commitment of such Lender (regardless of utilization thereof) as follows:

          Debt Rating
          -----------


     Moody's                  S&P            Facility Fee
     -------                  ---            ------------


     Baal or higher or   BBB+ or higher           0.0525%
                    --

     Baa2           or   BBB                      0.0625%
                    --

     Baa3           or   BBB-                     0.0725%
                    --

     Bal            or   BB+                      0.0850%
                    --

     Ba2 or lower   and  BB or lower              0.125%
                    ---


     provided, however, that if at any time no Debt Rating is available, the
     -----------------

     facility fee shall be 0.125% per annum.

          (ii) The facility fee shall be payable (A) quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending on March 31, 1997, (B) on any date of reduction or termination of the Commitments and (C) on the Termination Date.

      (c) Agency Fee.  The Company agrees to pay to the Agent for its account an
          ----------

agency fee in such amounts and at such times as are set forth in the Fee Letter.

     III.02    Computation of Interest, Fees.
               -----------------------------


     (a) All computations of interest payable in respect of Reference Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All computations of interest in respect of Eurodollar Loans and Bid Loans and all computations of fees under this Agreement shall be made on the basis of a year of 360 days and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent, upon determining LIBOR for any Interest Period, shall promptly notify the Company and the Lenders thereof.

     III.03    Payments by the Company.
               -----------------------

     (a) The Company shall make each payment hereunder not later than 1:00 p.m. (New York City time) on the day when due (i) in respect of any Committed Loan, to the Agent or (ii) in respect of any Bid Loan, to the Lender which made such Bid Loan, without defense, setoff or counterclaim, in dollars and in immediately available funds to such account in the continental United States of America as the Agent shall specify from time to time by notice to the Company or, in the case of a Bid Loan made by a Lender, to the Lending Office of such Lender. The Agent will promptly after receiving any payment in respect of any Committed Loan from the Company cause to be distributed like funds to the Lenders ratably based on their Commitment Percentages (other than amounts payable to any Lender or any amounts payable pursuant to Section 3.05, 4.02, 4.03, 4.04, 4.05 or 4.06) for
                            ------------------------------------    ----

the account of their respective Lending Offices. Any payment which is received by the Agent later than 1:00 p.m. (New York City time), as confirmed by Federal Reserve wire number, shall be deemed to have been received on the immediately succeeding Business Day.

     (b) Whenever any payment of a Committed Loan (and, unless otherwise stated in the relevant Competitive Bid Request, a Bid Loan) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of principal of or
-----------------

interest on Eurodollar Loans to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

     (c) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand the excess of the amount distributed to such Lender over the amount, if any, paid by the Company for the account of such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent; provided, however,
                                                            -----------------

that if any Lender shall fail to repay such amount within three Business Days after demand therefor, such Lender shall, from and after such third Business Day until payment is made to the Agent, pay interest thereon at a rate per annum equal to the sum of the Adjusted Reference Rate plus 1%.
                                                ----

     III.04    Payments by the Lenders.
               -----------------------


     (a) Not later than 12:00 noon (New York City time) on the date of each proposed Committed Borrowing, each Lender shall make available to the Agent to such account as the Agent shall specify from time to time in immediately available funds for the account of the Company, the amount of such Lender's Commitment Percentage of such Borrowing.

     (b) Unless the Agent shall have received notice from a Lender at least one Business Day prior to the date of any proposed Committed Borrowing that such Lender will not make available to the Agent for the account of the Company, the amount of such Lender's Commitment Percentage of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Borrowing, and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made such full amount available to the Agent, and the Agent in such circumstances makes available to the Company such amount, such Lender shall, within two Business Days following the date of such Borrowing, make such amount available to the Agent, together with interest thereon for each day from and including the date of such Borrowing, at a rate per annum equal to the Federal Funds Rate. If such amount is so made available, such payment to the Agent shall constitute such Lender's Committed Loan on the date of such Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Company of such failure to fund, and, on the third Business Day following the date of such Borrowing, the Company shall pay to the Agent such amount, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. Nothing contained in this Section 3.04(b) shall relieve any Lender which has
                          ---------------

failed to make available its pro rata share of any Committed Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

     (c) The failure of any Lender to make any Committed Loan on the date of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make a Committed Loan on the date of such Borrowing pursuant to the provisions contained herein, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Committed Borrowing.

     (d) If the Company accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.04(c)(ii), each such Lender which is to make a Bid
                    -------------------

Loan as part of any Bid Borrowing shall before 12:00 noon (New York City time) on the date of such proposed Bid Borrowing (or before 2:00 p.m. (New York City time) on the date of such Bid Borrowing in the case of a Fixed Rate Bid Loan) make available to the Company at such Lender's Lending Office such Lender's portion of such Bid Borrowing in immediately available funds. The Company will promptly notify the Agent of the total amount of Bid Loans made in connection with such Bid Borrowing, each date on which all or any part of such Bid Loans shall mature and the principal amount which shall mature on each such date, and the Agent will, in turn, promptly notify each Lender of the amount of such Bid Borrowing and the relevant maturity date or dates of the Bid Loans comprised in such Bid Borrowing.

     III.05    Taxes.
               -----


     (a)  Subject to paragraph (g) of this Section 3.05, any and all payments by
                     -------------         ------------

the Company to the Agent for its account and for the account of any Lender under this Agreement (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto incurred in connection with any Borrowing pursuant to this Agreement, excluding (i) such taxes (including income taxes or franchise taxes or branch profit taxes) as are imposed on or measured by such Lender's or the Agent's, as the case may be, net income and (ii) such taxes as are imposed by a jurisdiction other than the United States of America or any political subdivision thereof and that would not have been imposed but for the existence of a connection between such Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising principally by reason of this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

     (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other sales, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) or any other Loan Document (hereinafter referred to as "Other Taxes").
                             -----------


     (c)  Subject to paragraph (g) of this Section 3.05, the Company agrees to
                     -------------         ------------

indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.05) paid by such Lender or
                                           ------------
the Agent, as the case may be, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that each Lender and the Agent agree to contest in good faith
--------  -------

in cooperation with the Company any Taxes or Other Taxes that such Lender or the Agent, as the case may be, in consultation with the Company has determined have been incorrectly asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

     (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to paragraph (g) of this Section 3.05 below,
                                      -------------         ------------


          (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05), such Lender or the Agent,
                                        ------------

     as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

          (ii) the Company shall make such deductions; and

          (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes under this Section 3.05, the Company will furnish to the Agent,
                          ------------

for the account of each Lender receiving a payment from which Taxes or Other Taxes were deducted, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

     (f) Each Lender that is other than a United States Person as defined in the Code hereby agrees that:

          (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.08 after the
                                                     -------------

     Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Agent (two (2) originals) and to the Company (one (1) original):

               (A) if its Lending Office is located in the United States of America, accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224") and Internal
                                                       ---------

          Revenue Service Form W-9 or any successor thereto ("Form W-9"), and/or
                                                              --------


               (B) if its Lending Office is located outside the United States of America, accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001") and Internal
                                                       ---------

          Revenue Service Form W-8 or any successor thereto ("Form W-8");
                                                              --------


     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax;

          (ii) if at any time such Lender changes its Lending Office or Offices or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Agent (two originals) and to the Company (one original) in replacement for the forms previously delivered by it hereunder:

               (A) if such changed or additional Lending Office is located in the United States of America, accurate and complete signed originals of Form 4224 and Form W-9; or

               (B) otherwise, accurate and complete signed originals of Form 1001 and Form W-8,

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time and, as provided above, any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224, Form
        -----------

     W-9, Form 1001 or Form W-8 previously delivered by such Lender and if no change in law shall have occurred since the date of delivery of such most recent form that would make the delivery of replacement forms hereunder unlawful, deliver to the Agent (two originals) and to the Company (one original) accurate and complete signed originals of Form 4224 and Form W-9 or Form 1001 and Form W-8 (or any successor forms) in replacement for the forms previously delivered by such Lender; and

          (iv) it shall, promptly upon the request of the Company to that effect, deliver to the Agent and the Company such other accurate and complete forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes or may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement.

     (g) The Company shall not be required to pay any amounts pursuant to paragraph (a), (c) or (d) of this Section 3.05 to any Lender for the account of
-------------  ---    ---         ------------

any Lending Office of such Lender in respect of any sum payable hereunder:

          (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.05(f) in respect of such Lending Office;
           ---------------
          (ii) if such Lender shall have delivered to the Agent a Form 4224 and a Form W-9 in respect of such Lending Office pursuant to subclause
                                                              ---------

     (f)(i)(A), (f)(ii)(A) or (f)(iii) above and such Lender shall not be
     ---------------------    --------

     entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 and Form W-9; provided, however, that if, notwithstanding such change in law, a
               --------  -------

     Lender would be legally able to provide such other forms or information as would reduce or eliminate United States withholding taxes applicable to payments made hereunder, such Lender shall, if requested by the Company, timely provide such forms or other information to the Company, and the Company shall not be required to pay any amounts pursuant to paragraphs
                                                                  ----------

     (a), (c) or (d) above to the extent such amount would not have been owed
     ---  ---    ---

     but for a failure of such Lender to comply with its obligations under this proviso; or

          (iii) if such Lender shall have delivered to the Company a Form 1001 and a Form W-8 in respect of such Lending Office pursuant to subclause
                                                                  ---------

     (f)(i)(B), (f)(ii)(B) or (f)(iii) above and such Lender shall not be
     ---------  ----------    --------

     entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 and Form W-8; provided, however,
                                                          --------  -------

     that if, notwithstanding such change in law, a Lender would be legally able to provide such other forms or information as would reduce or eliminate United States withholding taxes applicable to payments made hereunder, such Lender shall, if requested by the Company, timely provide such forms or other information to the Company, and the Company shall not be required to pay any amounts pursuant to paragraph (a), (c) or (d) of this Section 3.05
                                 -------------  ---    ---         ------------

     to the extent such amount would not have been owed but for a failure of such Lender to comply with its obligations under this proviso.

     (h) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 3.05;
                                                          ------------

provided, however, that such efforts shall not include the taking of any actions
--------  -------

by a Lender that would result in any tax, cost or other expense to such Lender (other than a tax, cost or expense for which such Lender shall have been reimbursed or indemnified by the Company pursuant to this Agreement or otherwise) or any action which would in the reasonable opinion of such Lender have an adverse effect upon its financial condition, operations, business or properties.

     (i) Each Lender agrees to indemnify the Agent and hold the Agent harmless for the full amount of any and all present or future Taxes, Other Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable to Agent under this paragraph (i)) which are imposed on or with respect
                            -------------

to principal, interest or fees payable to such Lender hereunder and which are not paid by the Company pursuant to this Section 3.05, whether or not such
                                         ------------

Taxes, Other Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent makes written demand therefor.

     III.06    Sharing of Payments, Etc.  If, other than as provided in Section
               ------------------------                                 -------

3.05, 4.02, 4.03, 4.04, 4.05 or 4,06, any Lender shall obtain any payment
----------------------------    ----

(whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any Committed Loan made by it or, after the occurrence and during the continuation of an Event of Default pursuant to Section 9.01(a),
                                                               ---------------

in respect of any Obligation owing to it (including with respect to any Bid Loan or 1993 Facility Bid Loan), in excess of its Commitment Percentage of payments on account of the Committed Loans or, after the occurrence and during the continuation of an Event of Default pursuant to Section 9.01(a), in excess of
                                                ---------------

its pro rata share of all Obligations, such Lender shall forthwith purchase from the other Lenders such participations in the Committed Loans made by them or, after the occurrence and during the continuation of an Event of Default pursuant to Section 9.01(a), in all Obligations owing to them, as shall be necessary to
   ---------------

cause such purchasing Lender to share the excess payment ratably with each of the other Lenders according to their Commitment Percentages or, after the occurrence and during the continuation of an Event of Default pursuant to
Section 9.01(a), their pro rata shares of all Obligations then owing to them;
---------------

provided, however, that if all or any portion of such excess payment is
--------  -------
thereafter recovered from such purchasing Lender, such purchase by such Lender from each other Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such paying Lender's pro rata share (according to the proportion of (a) the amount of such paying Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this Section 3.06 may, to the fullest extent permitted by law, exercise all its
     ------------

rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.06 applies, such Lender shall, to the extent
                       ------------

practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.06 to
                                                              ------------

share in the benefits of any recovery on such secured claim.

                           ARTICLE IV

                 CHANGES IN CIRCUMSTANCES; ETC.
                 ------------------------------


     IV.01          Eurodollar Rate Protection.  If with respect to any Interest
                    --------------------------

Period for Eurodollar Loans, either (a) more than one Reference Bank shall fail to notify the Agent of the rate of interest on the basis of which LIBOR is to be determined as set forth in the definition of LIBOR or (b) by the first day of such Interest Period, the Required Lenders notify the Agent that LIBOR for such Interest Period will not adequately reflect the cost to the Required Lenders of making such Eurodollar Loans or funding or maintaining their respective Eurodollar Loans for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon the obligations of the Lenders to make or continue Loans as Eurodollar Loans or to convert Reference Rate Loans into Eurodollar Loans shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist and any then outstanding Eurodollar Loans shall at the end of the then current Interest Period for such Loans be converted into Reference Rate Loans.

     IV.02          Additional Interest on Eurodollar Loans.  The Company shall
                    ---------------------------------------

pay to each Lender, on demand of such Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender from the date such Eurodollar Loan is made until such principal amount is paid in full, at a rate per annum equal at all times to the remainder obtained by subtracting (i) LIBOR for the Interest Period for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each Interest Payment Date for such Eurodollar Loan.

     IV.03          Increased Costs.  If, due to either (a) the introduction of
                    ---------------

or any change (other than any change by way of imposition of or increase in reserve requirements covered by Section 4.02) in or in the interpretation of any
                                ------------

law or regulation after the date hereof (except to the extent such introduction, change or interpretation affects Taxes or Other Taxes) or (b) the compliance with any guideline or request issued after the date hereof (except to the extent such guideline or request affects Taxes or Other Taxes) from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Loans, then the Company shall, subject to
Section 4.08(b), be liable for, and shall from time to time, upon demand
---------------

therefor by such Lender to the Company through the Agent, pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs. For purposes of this Section 4.03, the
                                                            ------------

term "Taxes" shall have the meaning specified in Section 3.05(a) without regard
      -----                                      ---------------

to the exclusions set forth in Section 3.05(a).
                               ---------------


     IV.04          Illegality.  Notwithstanding any other provision of this
                    ----------

Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall, after the date hereof, make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Lending Office to make or continue Committed Loans as Eurodollar Loans or to convert Reference Rate Loans into Eurodollar Loans, then, on notice thereof and demand therefor by such Lender to the Company through the Agent, (a) the obligation of such Lender to make or to continue Committed Loans as Eurodollar Loans or to convert Reference Rate Loans into Eurodollar Loans shall terminate and (b) the Company shall forthwith prepay in full all Eurodollar Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the then current Interest Period applicable to each such Eurodollar Loan if such Lender may lawfully continue to maintain such Eurodollar Loan to such day, or immediately if such Lender may not lawfully continue to maintain such Eurodollar Loan to such day, unless the Company, on or prior to the date on which it would otherwise be required to prepay such Eurodollar Loan, converts all Eurodollar Loans of all Lenders then outstanding into Reference Rate Loans.

     IV.05          Capital Adequacy.  In the event that any Lender shall
                    ----------------

determine that the compliance with any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's or such corporation's desired return on capital) determines that the amount of such capital is increased as a consequence of such Lender's obligation under this Agreement, then the Company shall, subject to Section 4.08(b), be liable for and
                                              ---------------

shall from time to time, upon demand therefor by such Lender through the Agent, pay to the Agent for the account of such Lender such additional amounts as are sufficient to compensate such Lender for such increase.

     IV.06          Funding Losses.
                    --------------


     (a) If the Company makes any payment or prepayment of principal with respect to any Eurodollar Loan (including payments made after any acceleration thereof) or converts any Loan from a Eurodollar Loan to a Reference Rate Loan on any day other than the last day of an Interest Period applicable thereto, the Company shall pay to each Lender, upon demand therefor by such Lender, the amount (if any) by which (i) the present value of the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the present value of the interest which would have been recoverable by such Lender by placing such amount so received on deposit in the London interbank market for a period starting on the date on which it was so received and ending on the last day of such Interest Period. For purposes of determining present value under this Section 4.06(a),
                                                              ---------------

interest amounts shall be discounted at a rate equal to the sum of (A) LIBOR determined two Business Days before the date on which such principal amount is received for an amount substantially equal to the amount received and for a period commencing on the date of such receipt and ending on the last day of the relevant Interest Period, plus (B) the percentage above LIBOR payable in respect of such Eurodollar Loan pursuant to Section 2.09(a)(ii).
                                    -------------------
     (b) If the Company fails to prepay, borrow, convert or continue any Eurodollar Loan after a notice of prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to any Lender, the Company shall reimburse each Lender, upon demand therefor by such Lender, for any resulting loss and expense incurred by it, including any loss incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender from third parties to fund any Eurodollar Loan

     (c) If for any reason any Lender receives all or part of the principal amount of a Bid Loan owed to it prior to the scheduled maturity date thereof, the Company shall, on demand by such Lender, pay such Lender the amount (if any) by which (i) the present value of the additional interest which would have been payable on the amount so received had it not been received until such maturity date exceeds (ii) the present value of the interest which would have been recoverable by such Lender by placing such amount so received on deposit in the London interbank market for a period starting on the date on which it was so received and ending on such maturity date. For purposes of determining present value under this Section 4.06(c), interest amounts shall be discounted at a rate
                 ---------------

equal to the sum of (A) LIBOR determined two Business Days before the date on which such principal amount is received for an amount substantially equal to the amount received and for a period commencing on the date of such receipt and ending on such maturity date, plus (B) the percentage above LIBOR payable in respect of Eurodollar Loans pursuant to Section 2.09(a)(ii).
                                        -------------------


     IV.07          Funding; Certificates of Lenders.
                    --------------------------------


     (a) Each Lender may fulfill its obligation to make, continue or convert Loans into Eurodollar Loans by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loans; provided, however, that such Eurodollar Loans
                                -----------------

shall in such event be deemed to have been made and to be held by such Lender and the obligation of the Company to repay such Eurodollar Loans shall be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Company hereby consents and agrees that, for purposes of any determination to be made pursuant to Section 4.01, 4.02, 4.03,
                                                     -------------------------

4.04 or 4,06, it shall be conclusively assumed that each Lender elected to fund
----    ----

all Eurodollar Loans by purchasing dollar deposits in the interbank eurodollar market for its Eurodollar Lending Office.

     (b)  Any Lender claiming reimbursement or compensation pursuant to Sections
                                                                        --------

3.05, 4.02, 4.03, 4.05 and/or 4,06 shall deliver to the Company through the
----------------------        ----

Agent a certificate setting forth in reasonable detail the basis for computing the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. The Company shall pay to any Lender claiming compensation or reimbursement from the Company pursuant to Section 4.02, 4.03, 4.05 or 4.06 the amount requested by
                    ------------------------    ----

such Lender no later than five Business Days after such demand.

     IV.08          Change of Lending Office; Limitation on Increased Costs.
                    -------------------------------------------------------


     (a) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 3.05(c) or (d) or Section 4.02, 4.03, 4.04 or 4.05
                    ---------------    ---    ------------------------    ----

with respect to such Lender, it will use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize the imposition of any costs and expenses pursuant to such Sections and to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.08 shall affect or
                                            ------------
postpone any of the obligations of the Company or the right of any Lender provided in Section 3.05(c) or (d) or Section 4.02, 4.03, 4.04 or 4.05.
            ---------------    ---    ------------------------    ----


     (b)  Notwithstanding the provisions of Section 3.05(c) and (d) and Sections
                                            ---------------     ---     --------

4.02, 4.03 and 4.05, the Company shall only be obligated to compensate any
----------     ----

Lender for any amount arising or occurring during (i) any time or period commencing (A) in the case of Section 3.05(c) or (d), not more than six months
                              ---------------    ---

and (B) in the case of Section 4.02, 4.03 or 4.05, not more than three months,
                       ------------------    ----

prior to the date on which such Lender notifies the Agent and the Company that such Lender proposes to demand such compensation and (ii) any time or period during which, because of the unannounced retroactive application of any statute, regulation or other basis, such Lender could not have known that such amount might arise or accrue.

     IV.09          Replacement of Lenders.  The Company may from time to time
                    ----------------------

for reasonable cause, as determined by the management of the Company, including invocation of any provision of this Article IV by any Lender, designate one or
                                    ----------

more banks (any such bank so designated being herein called a "Replacement
                                                               -----------


Lender') willing, in its or their sole discretion, to purchase all of the
--------

Committed Loans of any one or more Lenders and each such Lender's rights hereunder (other than any such rights with respect to Bid Loans), without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Committed Loans payable to such Lender plus any accrued but unpaid interest on such Committed Loans and accrued but unpaid commitment fees in respect of such Lender's Commitment, if any, and any other amounts payable to such Lender under this Agreement or any other Loan Document (other than with respect to Bid Loans), including any amount payable pursuant to Section 4.06 as though such Lender's Eurodollar Loans were being
            ------------

prepaid on the date of such purchase, and to assume all the obligations of such Lender hereunder (other than with respect to Bid Loans), and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder (except those that pertain to its Bid Loans and those that survive full payment hereunder) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder (other than with respect to Bid Loans).

                            ARTICLE V
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------

     In order to induce the Lenders and the Agent to enter into this Agreement and to induce the Lenders to extend their Commitments and to make Loans, the Company represents and warrants to the Lenders and the Agent as follows:

     V.01      Corporate Existence; Compliance with Law.  The Company and each
               ----------------------------------------

Restricted Subsidiary:

     (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except where the failure to be so qualified is not likely to have a Material Adverse Effect;

     (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties and to conduct its business as now or currently proposed to be conducted; and


     (d) is in compliance with all Requirements of Law applicable to it and its business except for such non-compliance which is not likely to have a Material Adverse Effect.

     V.02      Corporate Power; Authorization.  The execution, delivery and
               ------------------------------

performance by each Loan Party of the Loan Documents to which such Loan Party is a party:

     (a)  are within the respective corporate powers of such Loan Party;

     (b) have been, or prior to such execution will have been, duly authorized by all necessary corporate action, including the consent of shareholders where required;

     (c)  do not:

          (i) contravene the articles or certificate of incorporation or by-laws of such Loan Party;

          (ii) violate any other Requirement of Law;

          (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation of such Loan Party, except for such conflicts, breaches or defaults which are not likely to have a Material Adverse Effect and which do not subject any Lender or the Agent to any criminal liability or any material civil liability; or

          (iv) result in the creation or imposition of any Lien upon any of the property of any Loan Party; and

     (d) do not require the consent of, authorization by, approval of or notice to, or filing or registration with, any Governmental Authority or any other Person other than (i) as of the Closing Date, those which have been obtained, made or given and which are fully disclosed in Schedule 5.02(d) and (ii) those
                                               ----------------

which are not required to be obtained, made or given as of the Closing Date but which will be obtained, made or given as and when required.

     V.03      Enforceable Obligations.  This Agreement and each other Loan
               -----------------------

Document to which any Loan Party is a party have been duly executed and delivered by such Loan Party. This Agreement is, and each other Loan Document when delivered hereunder will be, legal, valid and binding obligations of each Loan Party, a party thereto, enforceable against each such Loan Party in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

     V.04      Taxes.
               -----


     As of the Closing Date, the Company and each Restricted Subsidiary have filed all federal, state, local and foreign tax returns which are required to have been filed in any jurisdiction and have paid all taxes shown to be due thereon or otherwise assessed, to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves (adequate in accordance with, and segregated to the extent required by, GAAP) and the non-filing or non-payment of which is not likely to have a Material Adverse Effect.

     V.05      Financial Matters.
               -----------------


     (a) The consolidated balance sheet of the Company and its Subsidiaries as of the last day of the fiscal year ended on December 31, 1995, and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, all with reports thereon by Arthur Andersen & Co., independent public accountants, copies of which have been delivered to the Agent and each Lender prior to the execution of this Agreement, fairly present the consolidated financial position of the Company and its Subsidiaries as of the date of said balance sheet and the consolidated results of their operations for the period covered by said statements of income and cash flows, and have been prepared in accordance with GAAP consistently applied in all material respects by the Company and its Subsidiaries throughout the period involved, except as set forth in the notes thereto. There are no material liabilities, contingent or otherwise, of the Company or any Subsidiary not reflected in the consolidated balance sheet as of December 31, 1995 or in the notes thereto which are required to be disclosed therein.

     (b) Since December 31, 1995, there has been no Material Adverse Effect and no development which is likely to have a Material Adverse Effect, except as reflected in the Company's periodic reports filed with the Securities and Exchange Commission prior to the Closing Date.

     (c) There is no material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which is not reflected in the December 31, 1995 consolidated financial statements of the Company and its Subsidiaries or in the notes thereto which are required by GAAP to be disclosed therein and no liability reflected in such notes is likely to have a Material Adverse Effect.

     V.06      Litigation.  As of the Closing Date, there are no pending or, to
               ----------

the knowledge of the Company, threatened, actions or proceedings affecting the Company or any Restricted Subsidiary before any court or other Governmental Authority or any arbitrator that are likely to have a Material Adverse Effect.

     V.07      Subsidiaries.
               ------------


     (a) A complete and correct list of the Company's Subsidiaries as of the Closing Date, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class of its securities outstanding owned by the Company and each other Subsidiary of the Company, is set forth in Schedule 5.07.
                         -------------


     (b) (i) All of the outstanding shares of securities of each of the Subsidiaries of the Company listed in Schedule 5.07 have been validly issued,
                                      -------------

are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company, free and clear of any Lien, except as otherwise permitted hereunder, and (ii) no Subsidiary of the Company owns any shares of securities of the Company.

     V.08      Liens.  As of the Closing Date, there are no Liens of any nature
               -----

whatsoever on any properties owned by the Company or any Restricted Subsidiary other than Permitted Liens.

     V.09      No Burdensome Restrictions; No Defaults.
               ---------------------------------------


     (a) As of the Closing Date, neither the Company nor any Restricted Subsidiary is a party to any Contractual Obligation the performance of which is likely to have a Material Adverse Effect.

     (b) As of the Closing Date, no provision or provisions of any applicable Requirement of Law has or is likely to have a Material Adverse Effect.

     (c) Neither the Company nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation which default is likely to have a Material Adverse Effect.

     (d)  No Default or Event of Default has occurred and is continuing.

     V.10      Investment Company Act; Public Utility Holding Company Act.  No
               ----------------------------------------------------------

Loan Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a subsidiary company of a holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by the Loan Documents will not violate any provision applicable to any Loan Party of (a) the Investment Company Act of 1940, as amended, or (b) any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     V.11      Margin Regulations.  No part of the proceeds of any Loan will be
               ------------------

used in violation of Regulation G, T, U or X of the Federal Reserve Board.
After giving effect to the application of the proceeds of the Loans (including the Loans to be made on the Closing Date) less than twenty-five percent (25%) of the assets of the Company, individually and on a consolidated basis with its Subsidiaries, consists of margin stock. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Federal Reserve Board or any regulations substituted therefor, as from time to time in effect, are used in this Section
                                                                       -------
5.11 with such meanings.
----


     V.12      Environmental Matters.  As of the Closing Date, except as set
               ---------------------

forth in Schedule 5.12:
         -------------

     (a) all facilities and property (including underlying groundwater) presently owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by the Company and its Subsidiaries in material compliance with all Environmental Laws, except for such non-compliance as is not likely to have a Material Adverse Effect;

     (b)  there are no pending or threatened

          (i) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which are likely to have a Material Adverse Effect, or

          (ii) claims, complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law which are likely to have a Material Adverse Effect;

     (c) except for Releases of Hazardous Materials which occurred after the date that the Company or any of its Subsidiaries sold, transferred, assigned or otherwise disposed of its interests in any previously owned or leased property, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect;

     (d) the Company and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses except for such non-compliance as is not likely to have a Material Adverse Effect;

     (e) (i) no property presently owned or leased by the Company or any of its Subsidiaries, and (ii) to the best of the knowledge of the Company, no property previously owned or leased by the Company or any of its Subsidiaries, is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar published state list of sites requiring investigation or clean-up;

     (f) to the knowledge of the Company, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect;

     (g) neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar published state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, except for such claims which are not likely to have a Material Adverse Effect;

     (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect; and

     (i) to the knowledge of the Company, no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, are likely to have a Material Adverse Effect.

     V.13      Labor Matters.  Except as set forth in Schedule 5.13, there are
               -------------                          -------------

no strikes or other labor disputes or grievances or charges or complaints with respect to any employee or group of employees pending or, to the knowledge of the Company, threatened against the Company or any Restricted Subsidiary which are likely to have a Material Adverse Effect.

     V.14      ERISA Plans.  During the twelve-consecutive-month period prior to
               -----------

the Closing Date, no steps have been taken to terminate any Pension Plan (other than a standard termination as defined in Section 4041(b) of ERISA for which a
                                          ---------------

commitment to make the terminating Pension Plan sufficient is not required), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. Other than liability for
                             --------------

benefit payments or contributions in the ordinary course, no condition exists or event or transaction has occurred with respect to any Plan which is likely to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Each Plan complies with the applicable provisions of ERISA and the Code, except where such non-compliance is not likely to have a Material Adverse Effect. Except as disclosed in Schedule 5.14, neither
                                                          -------------

the Company nor any Subsidiary of the Company has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

                           ARTICLE VI
                      CONDITIONS PRECEDENT
                      --------------------


     VI.01          Conditions Precedent to the First Loan.  The obligation of
                    --------------------------------------

each Lender to make its initial Loan is subject to satisfaction of the condition precedent that the Agent shall have received the following, each, unless otherwise specified below, dated the Closing Date, in form and substance satisfactory to the Agent and its counsel:

     (a)  Board Resolutions; Incumbency Certificates. A certificate of the
          ------------------------------------------

Secretary or an Assistant Secretary of each Loan Party certifying (i) the resolutions of the Board of Directors of such Loan Party approving each Loan Document to which such Loan Party is a party and the transactions contemplated hereby and thereby, (ii) all documents evidencing other necessary corporate action, if any, by each Loan Party with respect to each Loan Document and (iii) the names and signatures of the officers authorized to act with respect to each Loan Document executed by it, upon which certificate the Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Loan Party cancelling or amending such prior certificate;

     (b)  Articles of Incorporation; By-Laws and Good Standing. Each of the
          -----------------------------------------------------

following documents:

          (i) the articles or certificate of incorporation of each Loan Party as in effect on the Closing Date, certified (A) by the Secretary of State of the state of incorporation of such Loan Party as of a date reasonably close to the Closing Date, and (B) by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, and the by-laws of each Loan Party, as in effect on the Closing Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date; and

          (ii) a good standing certificate for each Loan Party from the Secretary of State of the state of incorporation of such Loan Party as of a date reasonably close to the Closing Date;

     (c)  Subsidiary Guaranty.  A guaranty, duly executed by each Principal
          -------------------

Subsidiary, in substantially the form of Exhibit 6.01(c) (as from time to time
                                         ---------------

amended, modified or supplemented, the "Subsidiary Guaranty");
                                        -------------------


     (d)  Legal Opinion.  A favorable opinion addressed to the Agent and all
          -------------

Lenders from counsel to the Company and its Subsidiaries, in substantially the form of Exhibit 6.01(d) (which opinion the Company and its Subsidiaries hereby
        ---------------

expressly instruct such counsel to prepare and deliver); and

     (e)  Termination of the 1993 Credit Agreement.  Evidence satisfactory to
          ----------------------------------------

the Agent that the 1993 Credit Agreement and the commitments of the lenders thereunder shall have been terminated and all committed loans owing to the lenders thereunder shall have been paid in full; provided, however, that the
                                                 -----------------

obligations of the Company with respect to the 1993 Facility Bid Loans outstanding on the Closing Date shall survive the termination of the 1993 Credit Agreement and such 1993 Facility Bid Loans shall be repaid when due in accordance with their respective terms.

     VI.02          Additional Conditions Precedent to the First Loan. The
                    -------------------------------------------------

obligation of each Lender to make its initial Loan is subject to the further conditions precedent that:

     (a)  No Material Adverse Effect.  Since December 31, 1995, there shall have
          --------------------------

been no Material Adverse Effect and no development which is likely to have a Material Adverse Effect, except as reflected in the Company's periodic reports filed with the Securities and Exchange Commission prior to the Closing Date.

     (b)  Margin Regulations.  All Loans made by the Lenders shall be in full
          ------------------

compliance with all applicable Requirements of Law, including Regulations G, T, U and X of the Federal Reserve Board

    (c)    Fees Costs and Expenses.   The Company
           -----------------------

shall have paid all fees referred to in Section 3.01 to the extent then due and
                                        ------------

payable and all reasonable costs and expenses referred to in Section 11.04
                                                             -------------

(including legal fees and expenses) and any indemnity pursuant to Section 11.05
                                                                  -------------

which, in each case, may be then due and payable.

     (d)  Company Officer's Certificate.  The Company shall have delivered to
          -----------------------------

the Agent a certificate from a Responsible Officer of the Company in substantially the form of Exhibit 6.02(d) as to the satisfaction of the
                          ---------------

conditions set forth in Section 6.02 and to the effect that on the date of the
                        ------------

Initial Borrowing, the representations and warranties contained in Article V are
                                                                   ---------

correct.

     VI.03          Conditions Precedent to Each Committed Loan.  The obligation
                    -------------------------------------------

of each Lender to make any Committed Loan (including its initial Committed Loan) shall be subject to the further conditions precedent that:

     (a)  Notice of Borrowing.  The Agent shall have received.a Notice of
          -------------------

Borrowing as required by Section 2.02.
                         ------------


     (b)  Accuracy of Representations; No Default; Etc.  The following
          --------------------------------------------

statements shall be true on the date of each Committed Loan, before and after giving effect thereto:

          (i)  The representations and warranties contained in Article V are
                                                               ---------

     correct on and (except for representations and warranties relating solely to a particular point in time and, after the initial Committed Borrowing, other than under paragraph (b) of Section 5.05) as of such date as though
                                       ------------

     made on and as of such date; and

          (ii) No Default or Event of Default has occurred and is continuing or would result from such Committed Loan being made on such date.

     (c)  Other Assurances. The Agent shall have received such other approvals,
          ----------------

opinions or documents as any Lender through the Agent may reasonably request related to the transactions contemplated hereby.

     VI.04          Conditions Precedent to Each Bid Borrowing.  The obligation
                    ------------------------------------------

of each Lender which is to make a Bid Loan in connection with a Bid Borrowing (including the initial Bid Borrowing) to make such Bid Loan shall be subject to the further conditions precedent:

     (a)  Promissory Notes.  If so requested by such Lender, the Company shall
          ----------------

have delivered to such Lender a promissory note in the form of Exhibit 2.05(c)
                                                               ---------------

evidencing the Indebtedness of the Company in respect of such Bid Loan.

     (b)  Accuracy of Representations; No Default; Etc.  The following
          --------------------------------------------

statements shall be true on the date of each Bid Borrowing, before and after giving effect thereto and to the application of the proceeds from the Bid Loans being made on such date:

          (i)  The representations and warranties contained in Article V are
                                                               ---------

     correct on and (except for representations and warranties relating solely to a particular point in time and other than under paragraph (b) of Section
                                                        -------------    -------

     5.05) as of such date as though made on and as of such date; and
     -----

          (ii) No Default or Event of Default has occurred and is continuing or would result from such Bid Loan being made on such date.

                           ARTICLE VII
                      AFFIRMATIVE COVENANTS
                      ---------------------


     The Company agrees that as long as the obligations of the Lenders to make Loans shall remain in effect and until all Obligations shall have been paid or performed in full, unless the Required Lenders shall otherwise consent in writing:

     VII.01    Application of Proceeds.  The Company will apply the proceeds of
               -----------------------

the Loans for general corporate purposes.

     VII.02    Compliance with Laws, Etc.  The Company will comply, and cause
               -------------------------

each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law except for such non-compliance as is being contested in good faith by appropriate proceedings or is not likely to have a Material Adverse Effect.

     VII.03    Payment of Taxes, Etc.  The Company will pay and discharge, and
               ---------------------

cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Company in accordance with, and to the extent required by, GAAP, or if such non-payment (individually and in the aggregate with all other such non-payments) is not likely to have a Material Adverse Effect.

     VII.04    Maintenance of Insurance.  The Company will maintain, and cause
               ------------------------

each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and such Subsidiaries operate; provided, however, that the Company and its Subsidiaries may self-
         --------  -------

insure to the extent that the Company or any such Subsidiary may in its discretion determine; and provided, further, that the Company may maintain
                          --------  -------

insurance on behalf of any of its Subsidiaries. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, maintain insurance coverages that are at least substantially the same as the insurance coverages maintained on the Closing Date.

     VII.05    Preservation of Corporate Existence, Etc.  The Company will
               ----------------------------------------

preserve and maintain, and cause each Restricted Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises, except as permitted under Section 8.03 or except to the extent that
                                      ------------

the failure by the Company or any such Restricted Subsidiary to comply with the foregoing is not likely to have a Material Adverse Effect.

     VII.06    Access.  The Company will from time to time, during normal
               ------

business hours upon reasonable notice, or, if a Default or an Event of Default shall have occurred and be continuing, at any time upon notice to an officer of the Company having at least the rank of Vice President, permit the Agent, any Lender and any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their respective officers.

     VII.07    Keeping of Books.  The Company will keep proper books of record
               ----------------

and account, in which full and correct entries, on a consolidated basis for the Company and its Subsidiaries, shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP consistently applied.

     VII.08    Maintenance of Properties, Etc.  The Company will maintain and
               ------------------------------

preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties in good repair, working order and condition, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided,
                                                                     --------

however, that nothing in this Section 7.08 shall prevent the Company or any of
-------                       ------------

its Subsidiaries from discontinuing the maintenance or preservation of any of its properties if such discontinuance is, in the opinion of the Company, desirable in the conduct of its business and is not likely to have a Material Adverse Effect.

     VII.09    Financial Statements.  The Company will furnish to the Agent,
               --------------------

with sufficient copies for the Lenders:

     (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related statements of income and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

     (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such year; and

     (c) at the same time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, (i) a certificate of a Responsible
            --------------     ---

Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing (or if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and the action which the Company proposes to take with respect thereto) and (ii) a compliance certificate in substantially the form of Exhibit 7.09.
                                         ------------

     VII.10    Reporting Requirements.  The Company will furnish to the Agent,
               ----------------------

with sufficient copies for the Lenders:

     (a) promptly and in any event within three Business Days after the Company becomes aware of the existence of any Default or Event of Default, notice by telephone or facsimile specifying the nature of such Default or Event of Default, which notice, if given by telephone, shall be promptly confirmed in writing within five Business Days;

     (b) promptly after the sending or filing thereof, copies of all reports which the Company sends to its security holders generally and copies of all reports and registration statements which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (including the Company's Quarterly Report on Form 10-Q and Annual Report on Form 10-K);

     (c) promptly but not later than three Business Days after the Company becomes aware of any change by Moody's or S&P in its Debt Rating, notice by telephone or facsimile of such change; and

     (d) such other information respecting the business, prospects, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     VII.11    ERISA Plans.  The Company will maintain and operate, and cause
               -----------

each Subsidiary to maintain and operate, each Plan in material compliance with ERISA and the Code and all applicable regulations thereunder.

     VII.12    Environmental Compliance; Notice. The Company will, and will
               --------------------------------

cause each of its Subsidiaries to:

     (a) endeavor to use and operate all of its facilities and properties in substantial compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in substantial compliance therewith, and handle all Hazardous Materials in substantial compliance with all applicable Environmental Laws;

     (b) promptly upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, evaluate such claims, complaints, notices and inquiries and forward copies of (i) all such claims, complaints, notices and inquiries which individually are likely to have a Material Adverse Effect and
(ii) all such claims, complaints, notices and inquiries, arising from a single occurrence which together are likely to have a Material Adverse Effect, and endeavor to promptly resolve all such actions and proceedings relating to compliance with Environmental Laws; and

     (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section
                                                                      -------

7.12.
----


                          ARTICLE VIII
                       NEGATIVE COVENANTS
                       ------------------

     The Company agrees that as long as the obligations of the Lenders to make Loans shall remain in effect and until all Obligations shall have been paid or performed in full, unless the Required Lenders shall otherwise consent in writing:

     VIII.01   Liens, Etc.  The Company shall not create or assume and shall not
               ----------

permit any Restricted Subsidiary to create or assume, any Lien upon or with respect to any of its Principal Properties or shares of capital stock or Indebtedness of any Restricted Subsidiary, whether now owned or hereafter acquired, without making effective provision, and the Company in such case will make or cause to be made effective provision, whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Indebtedness or obligations thereby secured, so long as such other Indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to
                     --------  -------

any of the following:

     (a)  Liens existing on the Closing Date and set forth in Schedule 8.01;
                                                              -------------


     (b) Liens on any Principal Property acquired, constructed or improved after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, or pursuant to financing arrangements for which a firm commitment is made by a bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) within 120 days after, the completion of such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or, in addition to Liens contemplated by paragraphs (c) and (d) below, Liens on any Principal
                      --------------     ---

Property existing at the time of acquisition thereof; provided, however, that in
                                                      --------  -------

the case of any such acquisition, construction or improvement the Lien shall not apply to any property theretofore owned by the Company and/or one or more Restricted Subsidiaries other than, in the case of such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

     (c) Liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or existing at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company, or to a Restricted Subsidiary;

     (d) Liens on property or shares of capital stock of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

     (e) Liens to secure Indebtedness of a Restricted Subsidiary to the Company or one or more Subsidiaries;

     (f) Liens in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

     (g) Liens on timberlands in connection with an arrangement under which the Company and/or one or more Restricted Subsidiaries are obligated to cut or pay for timber in order to provide the lienholder with a specified amount of money, however determined;

     (h) Liens created or assumed in the ordinary course of the business of exploring for, developing or producing oil, gas or other minerals (including in connection with borrowings of money for such purposes) on, or on any interest in, or on any proceeds from the sale of, property acquired or held for the purpose of exploring for, developing or producing oil, gas or other minerals, or production therefrom, or proceeds of such production, or material or equipment located on such property;

     (i) Liens in favor of any customer arising in respect of performance deposits and partial, progress, advance or other payments made by or on behalf of such customer for goods produced or to be produced or for services rendered or to be rendered to such customer in the ordinary course of business, which Liens shall not exceed the amount of such deposits or payments;

     (j) Liens on the property of the Company or any Restricted Subsidiary incurred or pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employer plans subject to ERISA;

     (k) Liens pertaining to receivables or other accounts sold by the Company or any of its Subsidiaries pursuant to a receivables sale transaction in favor of the purchaser or purchasers of such receivables or other accounts;

     (l) purchase money liens or purchase money security interests upon or in any other property acquired by the Company or any Restricted Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;

     (m) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (l) above or this paragraph (m), provided, however, that
--------------         ---              --------------  -----------------

the Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement, and such extension, renewal or replacement shall be limited to all or part of the property or assets which secured the Lien extended, renewed or replaced (plus improvements on such property);

     (n) Liens imposed by law, such as workers', materialmen's, mechanics', warehousemen's, carriers', lessors', vendors' and other similar Liens incurred by the Company or any Restricted Subsidiary arising in the ordinary course of business which secure its obligations to any Person;

     (o) Liens created by or resulting from any litigation or proceedings which are being contested in good faith by appropriate proceedings; Liens arising out of judgments or awards against the Company and/or one or more Restricted Subsidiaries with respect to which the Company and/or such Restricted Subsidiary or Subsidiaries are in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company and/or one or more Restricted Subsidiaries for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company and/or such Restricted Subsidiary or Subsidiaries are a party;

     (p) Liens for taxes, assessments or other governmental charges or levies, either not yet due and payable or to the extent that non-payment thereof shall be permitted by Section 7.03, landlord's liens on property held under lease and
                ------------
tenants' rights under leases;

     (q) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not materially impair the value of any parcel of property material to the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business; and

     (r) Liens arising in connection with Sale-Leaseback Transactions permitted by Section 8.02.
   ------------


     VIII.02   Sale-Leaseback Transactions. The Company shall not, and shall not
               ---------------------------

permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company and/or one or more Restricted Subsidiaries of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and one or more Restricted Subsidiaries or between Restricted Subsidiaries) which property has been or is to be sold or transferred by the Company and/or such Restricted Subsidiary or Subsidiaries to such Person (a "Sale-Leaseback Transaction") unless (a) the Company and/or such Restricted
    --------------------------

Subsidiary or Subsidiaries would be entitled to incur Indebtedness secured by a Lien on such property without equally and ratably securing the Obligations pursuant to the provisions of Section 8.01, or (b) the Company shall apply or
                              ------------

cause to be applied an amount equal to the Value of such Sale-Leaseback Transaction within 120 days of the effective date of any arrangement (i) to the retirement of Indebtedness for Borrowed Money incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness for borrowed money owed to the Company and/or one or more Restricted Subsidiaries) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence or assumption of such indebtedness and which is senior in right of payment to, or ranks pari passu
                                                                  ---- -----

with, the Loans, or (ii) to the purchase of other property which will constitute "Principal Property" having a fair value in the opinion of the Board of Directors of the Company at least equal to the Value of such Sale-Leaseback Transaction, or (c) the Company shall use the net proceeds to repay Loans hereunder.

     Notwithstanding the provisions of Sections 8.01 and 8.02, the Company and
                                       -------------     ----

any one or more of its Restricted Subsidiaries may nevertheless create or assume Liens which would otherwise require securing of the Obligations under said provisions, and enter into Sale-Leaseback Transactions without compliance with either paragraph (b) or (c) of this Section 8.02, provided that the aggregate
       -------------    ---         ------------  --------

amount of all such Liens and Sale-Leaseback Transactions permitted by this
Section 8.02 at any time outstanding (as measured by the sum of (a) all
------------

Indebtedness secured by all such Liens then outstanding or to be so created or assumed, but excluding secured Indebtedness permitted under the exceptions in
Section 8.01, and (b) the Value of all such Sale-Leaseback Transactions then
------------

outstanding or to be so entered into, but excluding such transactions in which indebtedness is retired or property is purchased or Loans are repaid) shall not exceed 10% of Net Tangible Assets.

     VIII.03   Mergers, Etc.  The Company shall not merge or consolidate with or
               ------------

into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, whether now owned or hereafter acquired, to any Person; provided,
                                                                ---------

however, that the Company may merge or consolidate with or into any corporation
-------

(whether or not affiliated with the Company) or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, to any other corporation (whether or not affiliated with the Company) authorized to acquire or operate the same, so long as (a) in the case of such merger or consolidation, the Company is the surviving corporation or (b) if either (i) in the case of such merger or consolidation, if the Company is not the surviving corporation, or (ii) upon any such conveyance, transfer, lease or other disposition, the surviving or transferee corporation expressly assumes the due and punctual payment of all Obligations according to their terms and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Company.

     VIII.04   Transactions with Affiliates.  The Company shall not enter into
               ----------------------------

or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Company except (i) as may be permitted under Sections 8.01, 8.02 or 8.03 or (ii) transactions in the ordinary
                -------------------    ----

course of business which are not likely to have a Material Adverse Effect.

     VIII.05   Accounting Changes.  The Company (a) shall not make, or permit
               ------------------

any of its Subsidiaries to make, any significant change in accounting treatment and reporting practices except as permitted or required by GAAP or the Securities and Exchange Commission and (b) shall not designate a different fiscal year than the fiscal year used in the preparation of the financial statements referred to in Section 5.05(a).
                          ---------------


     VIII.06   Margin Regulations.  The Company shall not use the proceeds of
               ------------------

any Loan in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     VIII.07   Negative Pledges, Etc.  The Company shall not, and shall not
               ---------------------

permit any Restricted Subsidiary to, enter into any agreement prohibiting compliance by the Company with the provisions of the introduction to Section
                                                                     -------

8.01 or restricting the ability of the Company or any other Loan Party to amend
----

or otherwise modify this Agreement or any other Loan Document.

     VIII.08   Leverage Ratio.  The Company shall not permit the ratio of (a)
               --------------

Funded Indebtedness on the last day of any fiscal quarter to (b) Operating Cash Flow for the Measurement Period ending on such date (in each case calculated on a consolidated basis for the Company and its consolidated Subsidiaries) to be greater than 4.50 to 1.00.

                           ARTICLE IX
                        EVENTS OF DEFAULT
                        -----------------


     IX.01          Events of Default.  The term "Event of Default" shall mean
                    -----------------             ----------------

any of the events set forth in this Section 9.01.
                                    ------------


      (a) Non-Payment.  The Company shall (i) fail to pay any principal of any
          -----------

Loan when the same shall become due and payable; or (ii) fail to pay any interest on any Loan or fail to pay any fee due under this Agreement within three Business Days after the same shall become due and payable;

     (b)  Representations and Warranties.  Any representation or warranty made
          ------------------------------

by the Company in this Agreement or by any Loan Party in any other Loan Document or in any certificate, document or financial or other statement delivered at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect or untrue in any material respect when made or deemed made;

     (c)  Specific Defaults.  The Company shall fail to perform or observe any
          -----------------

term, covenant or agreement contained in Section 7.01, 7.05, 7.06 or 7.10(a) or
                                         ------------  ----------    -------

Article VIII;
------------


     (d)  Other Defaults.  The Company shall fail to perform or observe any
          --------------

other term or covenant contained in this Agreement or any Loan Party shall fail to perform any other term or covenant in any other Loan Document, and such Default shall continue unremedied for a period of 30 days after the date upon which written notice thereof shall have been given to the Company by the Agent;

     (e)  Default under Other Agreements.  Any default shall occur and be
          ------------------------------

continuing under the terms applicable to:

          (i) any Funded Indebtedness or any Indebtedness or items of Indebtedness of the Company or any of its Subsidiaries (other than under this Agreement or any other Loan Document) which Funded Indebtedness or Indebtedness, as the case may be, has an aggregate outstanding principal amount of $75,000,000 or more, or

          (ii) under one or more Interest Rate Contracts of the Company or any of its Subsidiaries resulting in aggregate net obligations of the Company and its Subsidiaries of $75,000,000 or more and,

in either of the above cases, such default shall:

               (A) consist of the failure to pay such Indebtedness or such net obligations when due (whether at scheduled maturity, upon early termination, by required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace period; or

               (B) result in, or continue unremedied and unwaived for a period of time sufficient to permit, the acceleration of such Indebtedness or the early termination of any such Interest Rate Contract;

     (f)  Bankruptcy or Insolvency.  The Company or any Restricted Subsidiary
          ------------------------

shall:

          (i) generally fail to pay, or admit in writing its inability to pay, its debts as they become due (provided, however, that this clause (i) shall
                                   -----------------            ----------

     not apply to any Subsidiary of the Company designated with an asterisk in
     Schedule 5.06);
     --------------


          (ii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect;

          (iii) seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

          (iv) make a general assignment for the benefit of creditors; or

          (v)  take any corporate action to authorize any of the foregoing;

     (g)  Involuntary Proceedings.  An involuntary case or other proceeding
          -----------------------

shall be commenced against the Company or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any-substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (h)  Monetary Judgments.  One or more judgments or orders for the payment
          ------------------

of money exceeding in the aggregate $75,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been initiated by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied or unstayed for a period of 30 days;

     (i)  Pension Plans.  Any of the following events shall occur with respect
          -------------

to any Pension Plan:

          (i) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could reasonably expect to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan or the PBGC, in excess of $75,000,000; or

          (ii) a contribution failure occurs with respect to any Pension Plan which gives rise to a Lien under Section 302(f) of ERISA with respect to a
                                      --------------

     liability or obligation in excess of $75,000,000;

     (j)  Change in Control.  The acquisition by any Person or group (within the
          -----------------

meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of either (i) 33-1/3% or more of the outstanding shares of voting stock of the Company or (ii) the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise; or

     (k)  Impairment of Certain Documents.  Except as otherwise expressly
          -------------------------------

permitted in any Loan Document, any of the Loan Documents shall terminate or cease in whole or in part to be the legally valid, binding, and enforceable obligation of the relevant Loan Party, or such Loan Party or any Person acting for or on behalf of any Loan Party, contests such validity, binding effect or enforceability, or purports to revoke any Loan Document.

     IX.02          Remedies.  If any Event of Default shall have occurred and
                    --------

be continuing:

     (a) The Agent shall at the request of, or may with the consent of, the Required Lenders, declare the Commitments to be terminated, whereupon the Commitments shall forthwith be terminated; and/or

     (b) The Agent shall at the request of, and may with the consent of, the Required Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other Obligations payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the Loans, all such interest and all such Obligations shall become and be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and/or

     (c) The Agent shall at the request of, and may with the consent of, the Required Lenders, exercise all rights and remedies available to it as Agent under any Loan Document; provided, however, that upon the occurrence of any
                         -----------------

Event of Default specified in paragraph (f)(ii) or (g) of Section 9.01 or in the
                              -----------------    ---    ------------

event of an actual or deemed entry of an order for relief with respect to the Company or any of its Subsidiaries under any bankruptcy, insolvency or other similar law now or hereafter in effect, the Commitments shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest accrued thereon and all other Obligations shall automatically become due and payable without further action of the Agent or any Lender.

                            ARTICLE X
                            THE AGENT
                            ---------


     X.01   Appointment.  Each Lender hereby irrevocably appoints, designates
            -----------

and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     X.02   Delegation of Duties.  The Agent may execute any of its duties under
            --------------------

this Agreement or any other Loan Document by or through its employees, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     Error! Bookmark not defined.X.03   Liability of Agent.  Neither the Agent
                                        ------------------

nor any of its directors, officers, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any of its officers contained in this Agreement or by any Loan Party or any officer of any thereof in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of any collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of the Company or any of its Subsidiaries.

     X.04   Reliance by Agent.
            -----------------


     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon any advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except to the extent expressly provided in Section 11.02,
                                                                 -------------

the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or the consent of the Required Lenders and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans or any portion thereof.

     (b) For purposes of determining compliance with the conditions specified in Sections 6.01 and 6.02, each Lender shall be deemed to have consented to,
   -------------     ----

approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lender shall not have made available to the Agent such Lender's Commitment Percentage of such Borrowing.

     X.05   Notice of Default.  The Agent shall not be deemed to have knowledge
            -----------------

or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Lenders, unless the Agent shall have received notice from a Lender or the Company referring to this Agreement or any other Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article IX; provided,
                                                     ----------  --------

however, that unless and until the Agent shall have received any such request
-------

from the Required Lenders, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     X.06   Credit Decision.  Each Lender expressly acknowledges that neither
            ---------------

the Agent nor any of its Affiliates nor any director, officer, employee, agent or attorney-in-fact of any of them has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     X.07   Indemnification.  The Lenders agree to indemnify the Agent (to the
            ---------------

extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time after the repayment of the Loans and all other Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent
-----------------

of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses and reasonable fees of counsel (including the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of its or the Lenders' rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company.

     X.08   Agent in Individual Capacity.  Bank of America and its Affiliates
            ----------------------------

may make loans to, issue, amend, renew (or participate in) letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and their respective Affiliates as though Bank of America were not the Agent hereunder. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Bank of America in its individual capacity.
 ------       -------

     X.09   Successor Agent.  The Agent may resign at any time by giving written
            ---------------

notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent which shall be a commercial bank organized, chartered or licensed under the laws of the United States of America or of any State thereof having combined capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the notice of resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, with the consent of the Company which consent shall not be unreasonably withheld or delayed, appoint a successor Agent, which shall be a commercial bank organized or chartered under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its future duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X and Sections 11.04 and
                                           ---------     --------------

11.05 shall inure to its benefit as to any actions taken or omitted to be taken
-----

by it while it was Agent under this Agreement and the other Loan Documents.

     X.10   The Arranger.  The Arranger shall have no right, power, obligation,
            ------------

liability, responsibility or duty under this Agreement other than the right to indemnity under Section 11.05.
                -------------


                           ARTICLE XI
                          MISCELLANEOUS
                          -------------


     XI.01  Notices, Etc.  All notices, requests and other communications
            ------------

provided to any party under this Agreement shall, except as otherwise expressly specified herein, be in writing (including by facsimile) and mailed by overnight delivery, transmitted by facsimile or delivered: if to the Company, to its address specified on the signature pages hereof; if to any Lender, to its Domestic Lending Office specified opposite its name in Schedule 1.01(b); and, if
                                                       ----------------

to the Agent, to its address specified on the signature pages hereof; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall be effective, if transmitted by facsimile, when transmitted, or, if mailed by overnight delivery or delivered, upon delivery, except that (a) notices and facsimile communications to the Agent pursuant to Article II or X shall not be
                                                  ----------    -

effective until received by the Agent and (b) any notice by facsimile to the Agent must be confirmed by telephone or mail.

     XI.02  Amendments, Etc.  No amendment or waiver of any provision of this
            ---------------

Agreement or of any other Loan Document, and no consent to any departure by the Company or any other Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, in the case of amendments, the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                 --------  -------


     (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders and, in the case of amendments, the Company, do any of the following:

            (i) increase the Commitments of the Lenders (other than by assignment); provided, however, that any Lender may increase its own
                  --------  -------
     Commitment without the consent of the other Lenders;

            (ii)   reduce the principal of, or interest (other than under
     Section 2.10) on, the Committed Loans or reduce the amount of any fees
     ------------
     payable hereunder;

            (iii) postpone any date fixed for any payment of principal of, or interest on, the Committed Loans or any fees payable hereunder;

            (iv) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

            (v)    terminate the Subsidiary Guaranty;

            (vi)   amend or waive the provisions of Section 6.01 or 6.02; or
                                                    ------------    ----

            (vii)  amend this Section 11.02;
                              -------------

     (b) no amendment, waiver or consent which affects the rights or duties of the Agent under this Agreement or any other Loan Document shall become effective unless signed by the Agent in addition to the Lenders required above to take such action; and

     (c) no amendment, waiver or consent which affects the principal amount, the rate of interest or the maturity date of any outstanding Bid Loan shall become effective without the consent of the Lender having made such Bid Loan in addition to the Lenders required above to take such action.

     XI.03  No Waiver; Remedies.  No failure on the part of any Lender or the
            -------------------

Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     XI.04  Costs and Expenses.  The Company agrees to pay on demand:
            ------------------
     (a) all out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and any other document to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby, including the out-of-pocket expenses and reasonable fees of counsel for the Agent (including local counsel which may be retained by the Agent and the allocated cost of in-house counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents;

     (b) all out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the preservation of any rights under any Loan Document or in connection with any restructuring or "work-out" of any of the Obligations (whether through negotiations, legal proceedings or otherwise), including the out-of-pocket expenses and reasonable fees of counsel for the Agent (including the allocated cost of in-house counsel);

     (c) all out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the enforcement of any of the Obligations, including the out-of-pocket expenses and reasonable fees of counsel for the Agent or such Lender (including the allocated cost of in-house counsel);

     (d) all out-of-pocket costs and expenses incurred by the Agent in connection with due diligence, transportation, use of computers, duplication, search reports and all filing and recording fees; and

     (e)    to each Lender being replaced pursuant to Section 4.09, the
                                                      ------------
reasonable out-of-pocket expenses and reasonable fees of counsel (including the allocated cost of in-house counsel) not exceeding $5,000 in connection with such replacement.

     XI.05  Indemnity.
            ---------

     (a) The Company agrees to indemnify and hold harmless the Agent, the Arranger and each Lender and each of their Affiliates and all directors, officers, employees, agents and advisors of all of the foregoing (each, an "Indemnified Party") from and against any and all claims, actions, proceedings,
 -----------------

suits, damages, losses, liabilities, costs, expenses and disbursements, including the out-of-pocket expenses and reasonable fees of counsel (including the allocated cost of in-house counsel) which may be incurred by or asserted against any Indemnified Party as a result of any investigation, litigation, suit, action or proceeding (regardless of whether an Indemnified Party is a party thereto) arising out of, relating to, or in connection with this Agreement, any other Loan Document or any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Borrowing (other than costs of the type covered by Section 11.04) or any other transaction contemplated hereby;
                    -------------
except to the extent such claim, damage, loss, liability, cost or expense has resulted primarily from such Indemnified Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Notwithstanding any other provision contained in this Agreement, this indemnity shall not be limited in any way by the passage of time or the occurrence of any event.

     (b) The Agent, the Arranger and each Lender agree that in the event that any investigation, litigation, suit, action or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party, or any remedial, removal or response action is requested of it or any other Indemnified Party, for which the Agent, the Arranger or any Lender may desire indemnity or defense hereunder, the Agent, the Arranger or such Lender shall promptly notify the Company thereof in writing and agree, to the extent appropriate, to consult with the Company with a view to minimizing the cost to the Company of its obligations under this Section 11.05. The Company will not
                                                  -----
be required to pay the fees and expenses of more than one counsel for the Indemnified Parties unless the employment of separate counsel has been authorized by the Company, or unless any Indemnified Party reasonably concludes that there may be defenses available to it which are not available to the other Indemnified Parties or that there is a conflict between its interests and those of the other Indemnified Parties.

     (c) No action taken by legal counsel chosen by the Agent, the Arranger or any Lender in defending against any such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the obligations and duties of the Company hereunder to indemnify and hold harmless each Indemnified Party; provided, however, that
                                                       -----------------

if the Company is required to indemnify any Indemnified Party pursuant hereto, neither the Agent nor the Arranger nor any Lender will settle or compromise any such investigation, litigation, suit, action or proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) so long as the Company has provided evidence reasonably satisfactory to the Agent, the Arranger or such Lender that the Company and its Subsidiaries on a consolidated basis do not at such time have a negative Net Worth.

     XI.06  Right of Set-off.  Upon the occurrence and during the continuation
            ----------------
of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits in whatever currency (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the Obligations, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender; provided, however,
                                                            -----------------

that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.06 are in
                                                           -------------

addition to any other right or remedy (including any other right of set-off) which such Lender may have under applicable law or under any Loan Document.

     XI.07  Binding Effect.  This Agreement shall become effective when a
            --------------

counterpart hereof shall have been executed by the Agent and counterparts hereof executed by the Company and each Lender shall have been received by the Agent and notice thereof shall have been given by the Agent to the other parties hereto and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns; provided, however, that (a) except as permitted under clause (b)(ii) of Section
-----------------                                     --------------    -------

8.03, the Company may not assign or transfer its rights or obligations hereunder
----

without the prior written consent of all the Lenders and (b) the rights of assignment and transfer of the rights and obligations of the Lenders hereunder are subject to the provisions of Section 11.08.
                                 -------------


     XI.08  Assignments, Participations, Etc.
            --------------------------------


     (a)    (i)    Any Lender may with the prior consent of the Company (which will not be unreasonably withheld) at any time assign to one or more commercial banks all or any fraction of its Commitment and outstanding Committed Loans in a minimum amount of $25,000,000 and in multiples of $1,000,000 in excess thereof or, if its Commitment is less than $25,000,000, in the amount of its Commitment.

            (ii) Any Lender may without the prior consent of the Company assign to another Lender all or any fraction of its Commitment and outstanding Committed Loans in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof or, if the Commitment is less than $5,000,000, in the amount of its Commitment.

            (iii) Any Lender may at any time assign all or any portion of its rights under this Agreement and any note issued pursuant to Section 2.05 to
                                                                 ------------

     a Federal Reserve Bank; provided, however, that no such assignment shall
                             -----------------

     release any Lender from its obligations hereunder.

            (iv)   Any Lender, if so requested by the Company under Section
                                                                    -------

     4.09, shall assign to another bank its entire Commitment and all
     ----

     outstanding Committed Loans.

            (v) Except as provided in clause (iii) above, no Lender may assign any Bid Loans made by it hereunder except to another Lender or to any other Person to which it is also assigning all or a fraction of its Commitment and outstanding Committed Loans pursuant to clause (i) above.
                                                            ----------

     (b) No assignment shall become effective, and the Company and the Agent shall be entitled to continue to deal solely and directly with each Lender in connection with the interests so assigned by such Lender to an Assignee, until
(i) written notice of such assignment, together with an agreement to be bound, payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such Lender and such Assignee, in substantially the form of Exhibit 11.08 (a ``otice of
                                            -------------     ---------

Assignment", and such Lender and such Assignee shall have executed in
------------

connection therewith an Assignment and Assumption Agreement substantially in the form of Attachment A to such Notice of Assignment, (ii) a processing fee in the
        ------------

amount of $2,500 (provided, however, that in case of an assignment by a Lender
                  -----------------

to another Lender, such fee shall be in the amount of $750 and, in the case of an assignment by a Lender to one of its Affiliates, no processing fee shall be payable) shall have been paid to the Agent by the assignor Lender or the Assignee, and (iii) either (A) five Business Days shall have elapsed after receipt by the Agent of the items referred to in clauses (i) and (ii) or (B) if
                                                 -----------     ----    ---

earlier, the Agent has notified the assignor Lender and the Assignee of its receipt of the items mentioned in clauses (i) and (ii) and that it has
                                  -----------     ----

acknowledged the assignment by countersigning the Notice of Assignment.

     (c) From and after the effective date of any assignment hereunder, (i) the Assignee thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee by the assignor Lender, shall have the rights and obligations of a Lender hereunder and under each other Loan Document, and (ii) the assignor Lender, to the extent that rights and obligations hereunder have been assigned by it to the Assignee, shall be released from its future obligations hereunder and under each other Loan Document.

     (d) Any Lender may at any time sell to one or more financial institutions or other Persons (each of such Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment or
 -------------

other interests of such Lender hereunder; provided, however, that
                                          -----------------


            (i)    no participation contemplated in this Section 11.08(d) shall
                                                         ----------------

     relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

            (ii) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

            (iii) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each other Loan Document; and

            (iv) no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any action of the type described in the Section 11.02.
            -------------


     The Company acknowledges and agrees that each Participant, for purposes of
Section 3.05, 3.06, 4.02, 4.03, 4.05, 4.06 or 11.06, shall be considered a
------------------------------------------    -----

Lender; provided, however, that for purposes of Sections 3.05, 4.02, 4.03, 4.05
        --------  -------                       -------------------------------

and 4.06, no Participant shall be entitled to receive any payment or
    ----

compensation in excess of that to which such Participant's selling Lender would have been entitled with respect to the amount of such Participant's participation interest if such Lender had not sold such participation interest.

     XI.09  Confidentiality.  Each Lender agrees that all nonpublic information
            ---------------

provided to it by the Company or by the Agent on behalf of the Company in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby will be held and treated by such Lender, its agents, directors, Affiliates, officers and employees in confidence and further agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or relating to other business transactions between the Company and such Lender. Any Lender may disclose such information
(a) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority or examiner; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the written request or the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business; and (e) to such Lender's independent auditors, counsel and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee and any prospective Participant or Assignee such financial and other information in such Lender's possession concerning the Company or its Subsidiaries which has been delivered to the Lenders pursuant to this Agreement or any other Loan Document or which has been delivered to the Lenders by the Company in connection with the Lenders' credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement; provided that such Participant or Assignee or prospective Participant or Assignee agrees in writing to such Lender to keep such information confidential to the same extent as required of the Lenders hereunder.

     XI.10  Survival.  The obligations of the Company under Sections 3.05, 4.02,
            --------                                        --------------------

4.03, 4.05, 4.06, 11.04 and 11.05, and the obligations of the Lenders under
-----------------------     -----

Sections 3.05(j) and 10.07, shall in each case survive the repayment of the
----------------     -----

Loans and all other Obligations and the termination of this Agreement and the Commitments; provided, however, that no request for reimbursement pursuant to
             -----------------

such Sections (other than Sections 11.04(b) and (c) and 11.05) may be made more
                          -----------------     ---     -----

than six months after the termination of this Agreement and the Commitments. The representations and warranties made by the Company in this Agreement and by each Loan Party in each other Loan Document shall survive the execution and delivery of this Agreement and such other Loan Document.

     XI.11  Severability.  Any provision of this Agreement or any other Loan
            ------------

Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     XI.12  Headings.  The various headings of this Agreement are inserted for
            --------

convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     XI.13  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
            -------------

IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     XI.14  Execution in Counterparts.  This Agreement may be executed in any
            -------------------------

number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     XI.15  ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
            ----------------

EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE COMPANY, THE LENDERS AND THE AGENT AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO THE PAYMENT BY THE COMPANY OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR THE LENDERS.

     XI.16  WAIVER OF JURY TRIAL.  EACH OF THE AGENT, THE LENDERS AND THE
            --------------------

COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
 THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              GEORGIA-PACIFIC CORPORATION


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              133 Peachtree Street, N.E.
                              Atlanta, Georgia  30303
                              Attention: Treasurer's Department
                              Facsimile No.: (404) 230-5598


                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                as Agent


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              1230 Peachtree Street, N.E.
                              Suite 3800
                              Atlanta, Georgia  30309
                              Attention:  Lynda Allen
                              Facsimile No.: (404) 249-6938

                              with a copy to:

                              Agency Administrative Services #5596
                              1455 Market Street, 12th Fl.
                              San Francisco, California  94103
                              Attention: Jon Y. Kubokawa
                              Facsimile No.: (415) 436-2700


                              Address for Payments:

                              ABA #121-000-358SF
                              Attention: Agency Administrative
                                         Services #5596
                              1850 Gateway Boulevard
                              Concord, California  94520
                              Credit to Account number:
                              1233-7-15242
                              Reference: Georgia-Pacific


                              BA SECURITIES, INC.,
                                as Arranger


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              335 Madison Avenue
                              New York, New York  10017
                              Attention:  John Finan
                              Telephone:  (212) 503-8327
                              Facsimile No.: (212) 503-7355

                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION

                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              THE BANK OF NEW YORK

                              By:
                                  --------------------------
                              Title:
                                     -----------------------

                              THE BANK OF NOVA SCOTIA


                              By:
                                  --------------------------
                              Title:
                                     -----------------------

                              BANK OF TOKYO-MITSUBISHI TRUST
                                COMPANY


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              BANQUE PARIBAS


                              By:
                                  --------------------------
                              Title:
                                     -----------------------
                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              THE CHASE MANHATTAN BANK


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              CIBC INC.


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              CITIBANK, N.A.


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              COMMERZBANK AG, ATLANTA AGENCY


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              CREDIT LYONNAIS
                                ATLANTA AGENCY


                              By:
                                  --------------------------
                              Title:
                                     -----------------------
                              By:
                                  --------------------------
                              Title:
                                     -----------------------




                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              THE FUJI BANK, LIMITED,
                               ATLANTA AGENCY


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              MIDLAND BANK PLC, NEW YORK BRANCH

                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              NATIONSBANK, N.A.


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              THE SANWA BANK, LIMITED



                              By:
                                  --------------------------
                              Title:
                                     -----------------------

                              THE SUMITOMO BANK, LIMITED


                              By:
                                  --------------------------
                              Title:
                                     -----------------------

                              SUNTRUST BANK, ATLANTA


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              TORONTO DOMINION (TEXAS), INC.


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              UNION BANK OF SWITZERLAND

                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              By:
                                  --------------------------
                              Title:
                                     -----------------------


                              WACHOVIA BANK OF GEORGIA, N.A.


                              By:
                                  --------------------------
                              Title:
                                     -----------------------